                                                                    Exhibit 10.5

                                    L E A S E

      THIS LEASE, made and entered into this 17 day of September 1979, between the SAN DIEGO UNIFIED PORT DISTRICT, a public corporation, hereinafter called "Lessor," and SOUTHWEST MARINE, INC., a California corporation, hereinafter called "Lessee," WITNESSETH:

      Lessor, for the consideration hereinafter set forth, hereby leases to Lessee for the term and upon the conditions hereinafter set forth, a portion of those lands conveyed to the San Diego Unified Port District by that certain Act of Legislature of the State of California entitled "San Diego Unified Port District Act," Stats. 1962, 1st Ex. Sess., c. 67, as amended, which lands are more particularly described as follows:

      Approximately 836,378 square feet of tideland area in the City of San Diego, California, more particularly described and delineated on Drawing No. 2087-B revised July 27, 1979, attached hereto as Exhibits "A" and "B" and by this reference made a part hereof.

      TO HAVE AND TO HOLD said leased premises for the term of this lease and upon the conditions as follows:

      1.    TERM: The term of the lease shall be for a period of thirty-nine
(39) years, three (3) months, commencing on September 1, 1979, and ending on November 30, 2018, unless sooner terminated as herein provided.



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      2.    RENT: Lessee agrees to pay to Lessor rent in accordance with the following schedules and procedures:

            (a) The term of this lease shall be divided into a series of rental periods, each consisting of sixty (60) months, the first such period to begin on the commencement date of this lease. Each successive rental period shall commence at the expiration of the immediately preceding rental period. The last rental period shall be reduced in term in order to coincide with the expiration of this lease.

            (b) The rental for the first rental period of this lease shall be a sum per month calculated on the basis of twenty-six cents (26(cent)) per square foot per year for parcel Nos. 1 and 2 and six and one-half cents (6-1/2(cent)) per square foot per year for parcel No. 3, subject to adjustment as provided below. Said rental sum shall be payable in advance on or before the tenth day of each month. For each successive rental period of this lease and any extension thereof the rental shall be a sum agreed upon by Lessor and Lessee provided, however, during the first and each successive rental period the rents shall be adjusted upward or downward after the expiration of the first 30 months of each rental period (the adjustment date) according to the following computation: "The base figure for computing the adjustment is the arithmetic average of the three monthly index figures for the sixth, fifth, and fourth months immediately preceding the existing rental period, as shown in the Consumer Price Index for All Urban Consumers for Los Angeles/Long Beach/Anaheim, CA/All Items based on the period 1967 = 100 as published by the United States Department of Labor's Bureau of Labor Statistics. The index figure for the adjustment date is the arithmetic average of the three monthly index figures of said


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      Consumer Price Index for All Urban Consumers for the sixth, fifth, and fourth months immediately preceding the adjustment date.

            "The index for the adjustment date shall be computed as a percentage of the base figure. For example, assuming the base figure is 110 and the index figure for the adjustment date is 121, the percentage to be applied is 121/110 = 1.10 = 110%.

            "That percentage of the base figure shall be applied to the initial rent in effect at the beginning of the then existing rental period and will continue for the remaining 30 months of the rental period.

            "In the event the Consumer Price Index for All Urban Consumers for the Los Angeles/Long Beach/Anaheim, CA/ All Items is no longer published, the index for the adjustment date shall be the one reported in the U. S. Department of Labor's comprehensive official index most nearly answering the foregoing description of the index. If an index is calculated from a base different from the base period 1967 - 100, the base figure used for calculating the adjustment percentage shall first be converted under a formula supplied by the Bureau.

            "If the above described Department of Labor indices are no longer published, another index generally recognized as authoritative shall be substituted by agreement of the parties. If they are unable to agree within 60 days after demand by either party, a substitute index will be selected by the Chief Officer of the San Francisco Regional Office of the Bureau of Labor Statistics or its successor.



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            "Notwithstanding the publication dates of the index, the effective date of the rent adjustment is at the expiration of the first 30 months of each rental period. Until said rent adjustment can be reasonably determined by index publication, Lessee shall continue to make rental payments pursuant to this lease at the same rent in effect at the then existing rental period. Because of this provision, overpayment of rents shall be credited to the Lessee's rental account and underpayments of rent shall be immediately paid to the Lessor."

            (c) In the event the parties cannot agree to the rent for a rental period, the controversy as to rent for said period shall be determined by three arbitrators. After notice by either party to the other requesting arbitration, one arbitrator shall be appointed by each party. Notice of the appointment shall be given by each party to the other when made. The two arbitrators shall immediately choose a third arbitrator to act with them. If they fail to select a third arbitrator, on application by either party, the third arbitrator shall be promptly appointed by the then presiding judge of the Superior Court of the State of California, County of San Diego, acting in his individual capacity. The party making the application shall give the other party notice of his application. All of the arbitrators shall be qualified real estate appraisers. Each party shall bear the expense of its own appointed arbitrator and shall bear other expenses pursuant to Section 1284.2 of the Code of Civil Procedure of California. Hearings shall be held in the City of San Diego, California. The award shall be the decision of not less than two of the arbitrators. Said award shall be the rent which Lessor could derive from Lessor's property if it were vacant and made available on the open market for new leasing purposes at the commencement of the rental period under arbitration. For the purpose of this arbitration procedure, the arbitrators shall


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      assume that the Lessor has a fee simple absolute estate. In determining what rent Lessor could derive from said property if it were made available on the open market for new leasing purposes, the arbitrators shall consider the property as if it were available to be leased for industrial uses. In determining the rates, returns, rents, and/or percentage rentals for said use and/or uses, the arbitrators shall use and analyze only that market data that is found in the open marketplace, such as is demanded and received by other Lessors for the same or similar uses. In all cases, the award shall be based upon recognized real estate appraisal principles and methods. The award determined by the arbitrators shall be effective and retroactive to the first day of the rental period under arbitration. The award shall be in writing in the form of a report that is in accordance with the powers of the arbitrators herein, supported by facts and analysis and in accordance with law. The arbitrators shall make copies of their report available to any ethical practice committee of any recognized professional real estate organization.

            The arbitration shall be conducted under and subject to Section 1280 through 1294.2 of the Code of Civil Procedure of California.

            (d) In the event Lessee is delinquent in rendering to Lessor an accounting of rent due or in remitting the rent due in accordance with the rental provisions of this lease, then the rent not paid when due shall bear interest at the rate of Ten Per Cent (10%) per annum from the date due until paid. Provided, however, that the Port Director of Lessor shall have the right to waive for good cause any interest payment upon written application of Lessee for any such delinquency period.



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            (e)   Rentals shall be delivered to the Treasurer of the San Diego
      Unified Port District at P.O. Box 488, San Diego California 92112. The designated place of payment may be changed at any time by Lessor upon ten
      (10) days written notice to Lessee.

      3. USE: Lessee agrees that the leased premises shall be used only and exclusively for shipbuilding and repair and related marine activities and for no other purposes whatsoever without the written consent of Lessor, evidenced by resolution, first had and obtained.

      4. IMPROVEMENTS: Lessee may, at its own expense, make any alterations or changes in the leased premises or cause to be built, made or installed thereon any structures, machines, appliances, utilities, signs or other improvements necessary or desirable for the use of said premises and may alter and repair any such structures, machines or other improvements; provided, however, that no alterations and changes shall be made and no structures, machines, appliances, utilities, signs or other improvements shall be made, built or installed, and no major repairs thereto shall be made except in accordance with plans and specifications previously submitted to the Port Director of Lessor and approved in writing by him.

      Lessee further agrees that no banners, pennants, flags, eye-catching spinners or other advertising devices, nor any temporary signs shall be permitted to be flown, installed, placed, or erected on the premises without written consent of the Port Director of Lessor.

      5. TITLE TO IMPROVEMENTS: Structures, installations or improvements of any kind now existing or hereafter placed on the leased premises by Lessee shall at the option of Lessor be removed by Lessee within sixty (60) days after the expiration of the term of this lease or sooner termination thereof. Lessor may exercise said options as to any or all of the structures, installations and improvements either before or after the expiration or sooner termination of this


                                       6
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lease. If Lessor exercises such option and the Lessee fails to remove such structures, installations or improvements within said sixty (60) days, the Lessor shall have the right to have such structures, installations or improvements removed at the expense of Lessee. As to any or all structures, installations or improvements that Lessor does not exercise said option for removal, title thereto shall vest in the Lessor without cost to Lessor and without any payment to Lessee.

      Machines, appliances, equipment and trade fixtures of any kind now existing or hereafter placed on the leased premises by Lessee shall be removed by Lessee within sixty (60) days after the expiration of the term of this lease or sooner termination thereof; provided, however, Lessee agrees to repair any and all damage occasioned by the removal thereof. If any such machines, appliances, equipment and trade fixtures are not removed within sixty (60) days after the termination of this lease, the same may be considered abandoned and shall thereupon become the property of Lessor without cost to the Lessor and without any payment to Lessee; except that Lessor shall have the right to have the same removed at the expense of Lessee.

      During any period of time employed by Lessee under this paragraph to remove structures, installations, improvements, machines, appliances, equipment and trade fixtures, Lessee shall pay rent to Lessor in accordance with the lease which said rent shall be prorated daily.

      6. LIENS: Lessee agrees that it will at all times save Lessor free and harmless and indemnify it against all claims for labor or materials in connection with improvements, repairs, or alterations on the leased premises, and the costs of defending against such claims, including reasonable attorney's fees.

      In the event that any lien or levy of any nature whatsoever is filed against the lease premises or the leasehold interests of the Lessee therein, the Lessee shall, upon written request of


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Lessor, deposit with Lessor a bond conditioned for the payment in full of all claims upon which said lien or levy has been filed. Such bond shall be acknowledged by Lessee as principal and by a corporation, licensed by the Insurance Commissioner of the State of California to transact the business of a fidelity and surety insurance company, as surety. Lessor shall have the right to declare this lease in default in the event the bond required by this paragraph has not been deposited with the Lessor within ten (10) days after written request therefor has been delivered to Lessee.

      7. LEASE ENCUMBRANCE: Lessee understands and agrees that it cannot encumber the lease, leasehold estate and the improvements thereon by a deed of trust, mortgage or other security instrument to assure the payment of the promissory note of Lessee without the prior express written consent by resolution of Lessor in each instance. If any deed of trust, mortgage or other security instrument that encumbers the lease, leasehold estate and the improvements thereon is entered into by Lessee without Lessor's prior express written consent, Lessor shall have the right to declare this lease in default.

      If a deed of trust, mortgage, or other security instrument which Lessor has consented to by resolution, should at any time be in default, before Lessee's interest under said lease may be sold as part of any foreclosure or trustee's sale or be assigned in lieu of foreclosure, the prior express written consent by resolution of Lessor shall be obtained in each instance. However, the original beneficiary of the deed of trust, the original mortgagee of the mortgage, and the original holder of the security instrument which the Lessor has consented to by resolution may purchase the Lessee's interest at a foreclosure or trustee's sale or accept assignment of the lease in lieu of foreclosure, without the requirement of any further consent on the part of Lessor provided said party, as an express condition precedent, agrees in writing to assume each and every obligation


                                       8
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under the lease. Furthermore, before any said original beneficiary, mortgagee, or holder of a security instrument, or any other consented-to assignee or purchaser may subsequently assign or sublet any of the leasehold or Lessee's interest, it shall obtain the Lessor's prior express written consent by resolution. The decision of the Board of Port Commissioners of Lessor as to such assignee, purchaser, or subtenant shall be final.

      8. ASSIGNMENT-SUBLEASE: Lessee shall not assign or transfer the whole or any part of this lease or any interest therein, nor sublease the whole or any part of the leased premises, nor permit the occupancy of any part thereof by any other person, nor permit transfer of the lease or possession of the leased premises by merger, consolidation or dissolution, nor permit sale of a controlling interest in the voting stock in said corporation without the consent of Lessor, evidenced by resolution, first had and obtained in each instance. It is mutually agreed that the personal qualifications of the parties controlling the corporation named herein as Lessee are a part of the consideration for the granting of this lease and said parties do hereby agree to maintain active control and supervision of the operations conducted on the leased premises. No assignment, voluntary or involuntary, in whole or in part of the lease or any interest therein, and no sublease of the whole or any part of the leased premises and no permission to any person to occupy the whole or any part of the leased premises, shall be valid or effective without the consent of Lessor, first had and obtained in each instance; provided, however, that nothing herein contained shall be construed to prevent the occupancy of said premises by any employee or business invitee of Lessee.

      9. DEFAULT: It is mutually understood and agreed that if any default be made in the payment of rental herein provided or in the performance of the covenants, conditions, or agreements herein (any covenant or agreement shall be construed and considered as a condition),


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or should Lessee fail to fulfill in any manner the uses and purposes for which said premises are leased as above stated, and such default shall not be cured within five (5) days after written notice thereof if default is in the submittal of gross income if required in this lease or ten (10) days after written notice thereof if default is in the performance of the failure to use provisions pursuant to paragraph 13 of this lease, or thirty (30) days after written notice thereof if default is in the payment of rent, or sixty (60) days after written notice thereof if default is in the performance of any other covenant, condition and agreements (any covenant or agreement shall be construed and considered as a condition), Lessor shall have the right to immediately terminate this lease; and that in the event of such termination, Lessee shall have no further rights hereunder and Lessee shall thereupon forthwith remove from said premises and shall have no further right to claim thereto, and Lessor shall immediately thereupon, without recourse to the courts, have the right to reenter and take possession of the leased premises. Lessor shall further have all other rights and remedies as provided by law, including without limitation the right to recover damages from Lessee in the amount necessary to compensate the Lessor all the detriment proximately caused by the Lessee's failure to perform his obligations under the lease or which in the ordinary course of things would be likely to result therefrom.

      In the event Lessor consents to an encumbrance of the Lease for security purposes in accordance with paragraph 7 of this lease, it is understood and agreed that Lessor shall furnish copies of all notices of defaults to the beneficiary or mortgagee under, said encumbrance by certified mail contemporaneously with the furnishing of such notices to Lessee, and in the event Lessee shall fail to cure such default or defaults within the time allowed above, said beneficiary or mortgagee shall be afforded the right to cure such default at any time within fifteen (15) days following the expiration of the period within which Lessee may cure such default, provided,



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however, Lessor shall not be required to furnish any further notice of default to said beneficiary or mortgagee.

      In the event of the termination of this lease pursuant to the provisions of this paragraph, Lessor shall have any rights to which it would be entitled in the event of the expiration or sooner termination of this lease under the provisions of paragraph 5.

      10. BANKRUPTCY: In the event Lessee becomes insolvent, makes an assignment for the benefit of creditors, becomes the subject of a bankruptcy proceeding, reorganization, arrangement, insolvency, receivership, liquidation, or dissolution proceedings, or in the event of any judicial sale of Lessee's interest under this lease, Lessor shall have the right to declare this lease in default.

      The conditions of this paragraph shall not be applicable or binding on Lessee or the beneficiary in any deed of trust, mortgage, or other security instrument on the demised premises which is of record with Lessor and has been consented to by resolution of Lessor, or to said beneficiary's successors in interest consented to by resolution of Lessor, as long as there remains any monies to be paid by Lessee to such beneficiary under the terms of such deed of trust; provided that such beneficiary or its successors in interest, continuously pay to the Lessor all rent due or coming due under the provisions of this lease and the premises are continuously and actively used in accordance with paragraph 13 of this lease.

      11. EMINENT DOMAIN: If the whole or a substantial part of the premises hereby leased shall be taken by any public authority under the power of eminent domain, then the term of this lease shall cease as to the part so taken, from the day the possession of that part shall be taken for any public purpose, and the rent shall be paid up to that day, and from that day Lessee


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shall have the right either to cancel this lease and declare the same null and void or to continue in the possession of the remainder of the same under the terms herein provided, except that the minimum rent shall be reduced in proportion to the amount of the premises taken. All damages awarded for such taking shall belong to and be the property of Lessor whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the premises herein leased; provided, however, that Lessor shall not be entitled to any award made for the taking of any installations or improvements on the leased premises belonging to Lessee.

      12. SUPERSEDURE: This lease upon becoming effective shall supersede and annul any and all permits, leases or rental agreements heretofore made or issued for the leased premises between Lessor and Lessee, and any such permits, leases or rental agreements shall hereafter be void and of no effect except as to any rentals and/or fees which may have accrued thereunder.

      13. USE OBLIGATION: It is mutually agreed that a condition for the granting of this lease is the active and continuous use of the premises by Lessee, except for failure of use caused by reason of wars, strikes, riots, civil commotion, acts of public enemies, and acts of God, for the purposes herein described, in that said use enhances the value of the tidelands, provides needed public service, provides additional employment, taxes, and other benefits to the general economy of the area.

      14. MAINTENANCE AND REPAIR: As part of the consideration for the leasing thereof, Lessee shall maintain and repair the leased premises and all improvements of any kind which have been or may be erected, installed or made thereon in good and substantial repair and condition, including without limitation the painting thereof, and shall make all necessary repairs and alterations thereto hereby waiving all right to make repairs at the expense of Lessor as


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provided in Section 1942 of the California Civil Code and all rights provided by
Section 1941 of said Code. Lessor shall not be required at any time to maintain or to make any improvements or repairs whatsoever on or for the benefit of the leased premises. Lessee shall, as further consideration for the leasing thereof, keep the premises in a clean and sanitary condition and provide proper containers for and keep the demised premises free and clear of rubbish, garbage, and other waste. Lessor shall at all times during ordinary business hours have the right to enter upon and inspect the leased premises and any improvements thereon.

      15. PERFORMANCE BOND: No major construction shall be commenced upon the demised premises by Lessee until Lessee has secured and submitted to Lessor performance bonds in the amount of the total estimated construction cost of improvements to be constructed by Lessee. Lessor will accept the performance and labor and material bonds supplied by Lessee's contractor or subcontractors. Said bonds must be issued by a company qualified to do business in the State of California and be in a form acceptable to Lessor.

      16. TAXES AND UTILITIES: This lease may result in a taxable possessory interest and be subject to the payment of property taxes. Lessee agrees to and shall pay before delinquency all taxes and assessments of any kind assessed or levied upon Lessee or the leased premises by reason of this lease or of any buildings, machines, or other improvements of any nature whatsoever erected, installed or maintained by Lessee or by reason of the business or other activities of Lessee upon or in connection with the leased premises. Lessee shall also pay any fees imposed by law for licenses or permits for any business or activities of Lessee upon the leased premises or under this lease, and shall pay before delinquency any and all charges for utilities at or on the leased premises.



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      17.   CONFORMANCE WITH RULES AND REGULATIONS: Lessee agrees that in all activities on or in connection with the leased premises and in all uses thereof, including the making of any alterations or changes and the installation of any machines or other improvements, it will abide by and conform to all rules and regulations prescribed by the San Diego Unified Port District Act, any ordinances of the City in which the leased land is located, including the Building Code thereof, and any ordinances and general rules of the Unified Port District, including tariffs, and any applicable laws of the State of California and Federal Government, as any of the same now exist or may hereafter be adopted or amended.

      18. NON-DISCRIMINATION: Lessee agrees not to discriminate against any person or class of persons by reason of sex, color, race, religion, or national origin. Lessee shall make its accommodations and services available to the public on fair and reasonable terms.

      19. PARTIAL INVALIDITY: If any term, covenant, condition, or provision of this lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired, or invalidated thereby.

      20. HOLD HARMLESS: Lessee shall defend, indemnify, and hold harmless Lessor, its officers and employees against causes of action, liability, damage, and expense, including reasonable attorney's fees, for judicial relief of any kind, for damage to property of any kind whatsoever and to whomever belonging, including without limitation Lessee or its employees, or injury or death of any person or persons, including without limitation Lessee or its employees, resulting directly or indirectly from granting and performance of this lease or arising from the use and operation of the leased premises or any defect in any part thereof.



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      21.   SUCCESSORS IN INTEREST: Unless otherwise provided in this lease, the terms, covenants and conditions herein shall apply to and bind the heirs, successors, executors, administrators, and assigns of all the parties hereto, all of whom shall be jointly and severally liable hereunder.

      22. EASEMENTS: This lease and all rights given hereunder shall be subject to all easements and rights-of-way now existing or heretofore granted or reserved by Lessor in, to or over the leased premises for any purpose whatsoever, and shall be subject to such rights-of-way for reasonable access, sewers, pipelines, conduits and such telephone, telegraph, light, heat, or power lines as may from time to time be determined by Lessor to be in the best interests of the development of the tidelands.

      Lessor agrees that such easements and rights-of-way shall be so located and installed as to produce a minimum amount of interference to the business of Lessee.

      23. TITLE OF LESSOR: Lessor's title is derived from the provisions of the San Diego Unified Port District Act, Appendix 1, Harbors & Navigation Code, and is subject to the provisions of said act. This lease is granted subject to the terms and condition of said act.

      24. INSURANCE: Lessee shall maintain insurance acceptable to Lessor in full force and effect throughout the term of this lease. The policies for said insurance shall, as a minimum, provide the following forms of coverage:

            A. Comprehensive Public Liability (covering premises and operations)



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                  1.    Five Hundred Thousand Dollars ($500,000) bodily injury,
                        each person;

                  2. One Million Dollars ($1,000,000) bodily injury, each occurrence; and

                  3.    One Hundred Thousand Dollars ($100,000) property damage.

            B. Fire and Extended Coverage, including water damage and debris cleanup provisions in an amount not less than ninety percent (90%) of full replacement value of all improvements located within the leased premises. The fire and extended coverage policies shall provide that any insurance proceeds in excess of $5,000 resulting from a loss under said policies shall be payable jointly to District and Lessee in order that said proceeds will be reinvested in rebuilding and/or repairing the damaged portions of the leased premises; provided, however, that within the period during which there is in existence a mortgage or deed of trust upon the leasehold given by Lessee with the prior consent of District, then and for that period all fire and extended coverage policies shall be made payable jointly to the mortgagee or beneficiary and Lessee, and any proceeds collected therefrom shall be held by said mortgagee or beneficiary for the following purposes:

                  (1) As a trust fund to pay for the reconstruction, repair, or replacement of the damaged or destroyed improvements in kind and scope in progress payments as the work is performed with any excess remaining after completion of said work to be retained by said mortgagee or beneficiary and applied to reduction of the debt secured by such mortgage or deed of trust and with any excess remaining after full payment of said debt to be paid over to Lessee; or

                  (2) In the event that this lease is terminated with consent of both District and mortgagee or beneficiary and said improvements are not reconstructed, repaired, or replaced, the insurance proceeds shall be retained by said mortgagee or beneficiary to the extent necessary fully to discharge the debt secured by said mortgage or deed of trust and said mortgagee or beneficiary shall hold the balance thereof without liability to restore the premises to a neat and clean condition and then for District and Lessee as their interests may appear.

            C.    Blanket Contractual Coverage

            The Comprehensive Public Liability insurance shall be in force the first day of the term of this lease. The Fire insurance shall be in force upon the date of completion of construction of each major insurable improvement by Lessee.

            Certificates evidencing the existence of the necessary insurance policies shall be kept on file with Lessor during the entire term of this lease.

            Lessor shall retain the right at any time to review the coverage, form, and amount of the insurance required hereby. If, in the opinion of Lessor, the insurance provisions in this lease do not provide adequate protection for Lessor and/or for members of the public using the leased premises, Lessor may require Lessee to obtain an insurance sufficient in coverage, form and amount to provide adequate protection. Lessor's requirements shall be reasonable but shall be designed to assure protection from and against the kind and extent of risk which exist at the time a change in insurance is required.

            Lessor shall notify Lessee in writing of changes in the insurance requirements and, if Lessee does not deposit certificates evidencing acceptable insurance policies with Lessor incorporating such changes within sixty (60) days of receipt of such notice, this lease shall be in default without further notice to Lessee, and Lessor shall be entitled to all legal remedies.

            The procuring of such required policies of insurance shall not be construed to limit Lessee's liability hereunder, nor to fulfill the indemnification provisions and requirements of this lease. Notwithstanding said policies of insurance, Lessee shall be obligated for the full and total amount of any damage, injury, or loss caused by negligence or neglect connected with this lease or with the use or occupancy of the leased premises.

      25. POLICY OF LESSOR: It is the policy of the Unified Port District that prevailing wage rates shall be paid all persons who are employed by Lessee on the tidelands of the District.

      26. WARRANTIES-GUARANTEES-COVENANTS: Lessor makes no warranty, guarantee, covenant, including but not limited to covenants of title and quiet enjoyment, or averment of any nature whatsoever concerning the condition of the leased premises, including the physical condition thereof, or any condition which may affect the leased premises, and it is agreed that Lessor will not be responsible for any loss, damage or costs which may be incurred by Lessee by reason of any such condition or conditions.

      27. DAMAGE TO OR DESTRUCTION OF PREMISES: In the event of damage to or destruction by fire, the elements, acts of God, or any other cause, of Lessee-constructed improvements located within the demised premises or in the event Lessee constructed improvements located within the demised premises are declared unsafe or unfit for use or occupancy by a public entity with the authority to make and enforce such declaration, Lessee shall, within ninety (90) days, commence and diligently pursue to completion the repair, replacement, or reconstruction of improvements necessary to permit full use and occupancy of the demised premises for the purposes required by this lease. Repair, replacement, or reconstruction of improvements within the demised premises shall be accomplished in a manner and according to plans approved by Lessor.

      28. QUITCLAIM OF LESSEE'S INTEREST UPON TERMINATION: Upon termination of this lease for any reason, including but not limited to termination because of default by Lessee, Lessee shall execute, acknowledge and deliver to Lessor within thirty (30) days after receipt of written demand therefor a good and sufficient deed whereby all right, title and interest of Lessee in the demised premises is quitclaimed to Lessor. Should Lessee fail or refuse to deliver the required deed to Lessor, Lessor may prepare and record a notice reciting the failure of Lessee to execute, acknowledge and deliver such deed and said notice shall be conclusive evidence of the termination of this lease and of all right of Lessee or those claiming under Lessee in and to the demised premises.

      29. PEACEABLE SURRENDER: Upon the expiration of this lease or the earlier termination or cancellation thereof, as herein provided, Lessee will peaceably surrender said premises to Lessor in as good condition as said premises were at the date of this lease, ordinary wear and tear excepted.

      30. WAIVER: Any waiver by Lessor of any breach by Lessee of any one or more of the covenants, conditions, or agreements of this lease shall not be nor be construed to be a waiver of any subsequent or other breach of the same or any other covenant, condition or agreement of this lease, nor shall any failure on the part of Lessor to require or exact full and complete compliance by Lessee with any of the covenants, conditions, or agreements of this lease be construed as in any manner changing the terms hereof or to prevent Lessor from enforcing the full provisions hereof. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant, or condition of this lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

      31. HOLD OVER: In the event Lessee shall hold over after the expiration of this lease for any cause, such holding over shall be deemed a tenancy from month to month only at the same rental per month and upon the same terms, conditions and provisions of this lease, unless other terms, conditions and provisions be agreed upon in writing by Lessor and Lessee.

      32. SECTION HEADINGS: The section headings contained herein are for convenience in reference and are not intended to define or limit the scope of any provision thereof.

      33. ENTIRE UNDERSTANDING: This lease contains the entire understanding of the parties, and Lessee, by accepting the same, acknowledges that there is no other written or oral understanding between the parties in respect to the demised premises. No modification, amendment or alteration of this lease shall be valid unless it is in writing and signed by the parties hereto. Each of the parties to this lease acknowledges that no other party, nor any agent or attorney of any other party, has made any promise, representations or warranty whatsoever, expressed or implied, which is not expressly contained in this lease, and, each party further acknowledges that it has not executed this lease in reliance upon any collateral promise, representation or warranty, or in reliance upon any belief as to any fact not expressly recited in this lease.

      34. TIME IS OF THE ESSENCE: Time is of the essence of each and all of the terms and provisions of this lease and this lease shall inure to the benefit of and be binding upon the parties hereto and any successors of Lessee as fully and to the same extent as though specifically mentioned in each instance, and all covenants, stipulations and agreements in this lease shall extend to and bind any assigns and sublessees of Lessee.

      35. ATTORNEY'S FEES: In the event any suit is commenced by Lessor against Lessee to enforce the payment of any rent due or to enforce any of the terms and conditions hereof, or in case Lessor shall commence summary action under the laws of the State of California relating to the unlawful detention of property, for the forfeit of this Lease, and the possession of said premises, provided Lessor effects a recovery, Lessee shall pay Lessor all costs expended in any such action, together with a reasonable attorney's fee to be fixed by the Court.

      36. NOTICES: Notices given or to be given by Lessor or Lessee to the other may be personally served upon Lessor or Lessee or any person hereafter authorized by either in writing to receive such notice or may be served by certified letter addressed to the appropriate address hereinafter set forth or to such other address as Lessor and Lessee may hereafter designate by written notice.

            TO LESSOR                            TO LESSEE
            Port Director                        President
            San Diego Unified Port District      Southwest Marine, Inc.
            Post Office Box 488                  Foot of Sampson Street
            San Diego, California  92112         San Diego, California  92101


      Said notices shall also be served by certified letter to the beneficiary of any deed of trust, mortgage, or other security instrument of record with Lessor and consented to by resolution of Lessor who has notified Lessor in writing of its desire to receive said notice.

      37. REMOVAL OF MATERIALS: Lessee hereby agrees that upon the expiration of this lease or the sooner termination as herein provided, it will remove within sixty (60) days all ships, vessels, barges, hulls, debris, surplus and salvage materials from the land and water area forming a part of or adjacent to the leased premises, so as to leave the same in as good condition as when first occupied by Lessee; provided, however, that if any said ships, vessels, barges, hulls, debris, surplus and salvage materials shall not be so removed within sixty (60) days by the Lessee, Lessor may remove, sell and destroy the same at the expense of Lessee and Lessee hereby agrees to pay to Lessor the reasonable cost of such removal, sale or destruction; or at the option of Lessor, the title to said ships, vessels, barges, hulls, debris, surplus and salvage materials not removed shall become the property of Lessor without cost to Lessor and without any payment to Lessee.

      During any period of time employed by Lessee under this paragraph to remove ships, vessels, barges, hulls, debris, surplus and salvage materials, Lessee shall continue to pay the full rental to Lessor in accordance with this lease which said rental shall be prorated daily.

      38. EQUAL EMPLOYMENT OPPORTUNITY: Lessee shall not discriminate against any employee or applicant for employment because of race, color, religion, sex or national origin and shall take affirmative action to assure applicants are employed and that employees are treated during employment without regard to race, color, religion, sex or national origin. Except during the time Lessee is exempt pursuant to written policy of Lessor, Lessee shall submit to Lessor for review and approval a written affirmative action program to attain improved employment for racial and ethnic minorities and women and during the term of this lease shall further make available employment records to Lessor upon request. Lessee shall certify in writing to Lessor that Lessee is in compliance and throughout the term of this lease will comply with Title VII of the Civil Rights Act of 1964, as amended, the California Fair Employment Practices Act, and any other applicable Federal, State, and local law, regulation and policy (including without limitation those adopted by Lessor) relating to equal employment opportunity and affirmative action programs, including any such law, regulation, and policy hereinafter enacted.

      Compliance and performance by Lessee of the equal employment opportunity and affirmative action program provision of this lease is an express condition hereof and any failure by Lessee to so comply and perform shall be a default as provided in said lease and Lessor may exercise any right as provided therein and as otherwise provided by law.

      39. ABSTRACT OF LEASE: This is the final paragraph and abstract of the lease dated September 17, 1979, between SAN DIEGO UNIFIED PORT DISTRICT, Lessor and SOUTHWEST MARINE, INC., Lessee, concerning the premises described in Exhibits "A" and "B", attached hereto and by this reference made a part hereof.

      For good and adequate consideration, Lessor leases the premises to Lessee, and Lessee hires them from Lessor, for the term and on the provisions contained in the lease, including without limitation provisions prohibiting assignment, subleasing, and encumbering said lease without the express written consent of Lessor in each instance, all as more specifically set forth in said lease, which said lease is incorporated in this abstract by this reference.

      The term is thirty-nine (39) years, three (3) months, beginning September 1, 1979, and ending November 30, 2018.

      This abstract is not a complete summary of the lease. Provisions in the abstract shall not be used in interpreting the lease provisions. In the event of conflict between the abstract and other parts of the lease, the other parts shall control. Execution hereof constitutes execution of the lease itself.

APPROVED as to form                      SAN DIEGO UNIFIED PORT DISTRICT
and legality

August 7, 1979                           By:  /s/ Gabriel J. Gallina
                                              -----------------------
                                               Assistant Port Director

Port Attorney                            SOUTHWEST MARINE, INC.


/s/ Joseph D. Pattello                   By: /s/ Arthur Engel
------------------------------               ------------------------

                               AMENDMENT NO. 1 OF

                         SAN DIEGO UNIFIED PORT DISTRICT

                                    LEASE TO

                             SOUTHWEST MARINE, INC.

                           OF PROPERTY LOCATED AT THE

                             FOOT OF SAMPSON STREET

                              SAN DIEGO, CALIFORNIA

                                  FOR 50 YEARS

                          COMMENCING SEPTEMBER 1, 1984

                           AND ENDING AUGUST 31, 2034

                        AGREEMENT FOR AMENDMENT OF LEASE
                                 AMENDMENT NO. 1

      THIS AGREEMENT, made and entered into this _23rd_ day of _April_, 1985, by and between the SAN DIEGO UNIFIED PORT DISTRICT, a public corporation, hereinafter called "Lessor," and SOUTHWEST MARINE, INC., a California corporation, hereinafter called "Lessee," WITNESSETH:

      WHEREAS, Lessor and Lessee heretofore on the 17th day of September, 1979, entered into a lease of certain tidelands in the City of San Diego, California, which lease is on file in the Office of the Clerk of Lessor bearing Document No. 12223; and

      WHEREAS, Lessee assigned its interest in said lease for security purposes to Wells Fargo Bank, N.A. on the 12th day of September, 1979, which Assignment of Lessee's Interest in Lease for Security Purposes is on file in the Office of the Clerk of Lessor bearing Document No. 12246; and

      WHEREAS, Lessee further assigned its interest in said lease for security purposes to United States of America, Small Business Administration on the 23rd day of January, 1981, which Assignment of Lessee's Interest in Lease for Security Purposes is on file in the Office of the Clerk of Lessor bearing Document No. 13460; and

      WHEREAS, Lessee further assigned its interest in said lease for security purposes to Wells Fargo Bank, N.A. on the 15th day of September, 1983, which Assignment of Lessee's Interest in Lease for Security Purposes is on file in the Office of the Clerk of Lessor bearing Document No. 16451;

      NOW THEREFORE, for valuable consideration, said lease is hereby amended in the following respects and no others:

      A. The existing description of the premises contained in the preamble of said lease shall remain unchanged through January 31, 1985. Commencing February 1, 1985, the description of the premises contained in the preamble of said lease is amended to read as follows:

      Approximately 1, 149,550 square feet of tideland and water area located in the City of San Diego, California and more particularly described as Parcel Nos. 1 and 2 in the legal description and delineated on Drawing No. 2646-B revised January 25, 1985, attached hereto as Exhibits "A" and "B" and by this reference made a part hereof. At the commencement of this lease, Parcel No. 3 as described and delineated on said Exhibits "A" and "B" is not a part of the leased premises but may subsequently become a part of the leased premises pursuant to paragraph 41 of this lease.

      B. Said lease is also hereby amended by deleting therefrom paragraphs 1 through 39 in their entirety and substituting in lieu thereof paragraphs 1 through 43 as follows:

      1.    TERM: The term of this lease shall be for a maximum period of fifty
(50) years commencing on September 1, 1984 and ending August 31, 2034, unless sooner terminated as provided in this lease. It is understood and agreed that this term of lease is based upon Lessee's compliance in a timely manner with the construction of improvements required in paragraph 4 of this lease. In the event the total investment for the construction of improvements described in paragraph 4 of this lease is an amount less than Twenty-Five Million Dollars ($25,000,000), then the following formula shall be used for computing the reduced term of this lease:

      For each One Million Dollars ($1,000,000) or part thereof that the total actual investment is less than Twenty-Five Million Dollars ($25,000,000), the lease term shall be reduced by one (1) year. For example, assuming the actual investment is Fifteen Million Dollars ($15,000,000) (which the parties to this lease agree has already been invested), the actual investment would then be Ten Million Dollars less; than the required Twenty-Five Million Dollars ($25,000,000). In that event the lease term shall be reduced from fifty (50) years to forty (40) years and this lease shall terminate August 31, 2024 instead of August 31, 2034.

      In no event shall the term of this lease be longer than fifty (50) years. The lease term derived from the above formula shall commence on September 1, 1984.

      Notwithstanding anything in this lease to the contrary, in the event Lessee (or any successor in interest to Lessee consented to by Lessor) fails to complete the Twenty-Five Million Dollar ($25,000,000) investment required by paragraph 4 of this lease, then Lessor's sole remedy for such failure shall be to reduce the lease term as provided in this paragraph 1 and Lessee (and any successor in interest to Lessee consented to by Lessor) shall have no liability to Lessor for such failure to complete said investment. Lessor also agrees that it will not require as a condition of its consent to any successor in interest to Lessee, any expenditures in connection with the completion of said Twenty-Five Million Dollar ($25,000,000) investment.

      2. RENTAL: Lessee agrees to pay to Lessor rent in accordance with the following schedules and procedures:

            (a) The term of this lease shall be divided into a series of rental periods, each consisting of sixty (60) months, the first such period to begin on the commencement date of this lease. Each successive rental period shall commence at the expiration of the immediately preceding rental period. The last rental period shall be reduced in term in order to coincide with the expiration of this lease.

            (b) During the first rental period of this lease, the rent shall be the sum of Ten Thousand Two Hundred Forty Dollars ($10,240) per month for the five (5) month period commencing September 1, 1984 and ending January 31, 1985; the sum of Fourteen Thousand Four Hundred Eighty-Four Dollars ($14,484) per month for the seven (7) month period commencing February 1, 1985 and ending August 31, 1985; and the sum of Twenty-Eight Thousand Nine Hundred Sixty-Seven Dollars ($28,967) per month for the forty-eight (48) month period commencing September 1, 1985 and ending August 31, 1989, subject to adjustment effective March 1, 1987 based on the changes in the Consumer Price Index as provided below. Said rental sums shall be payable in advance on or before the tenth day of each month. For each successive rental period of this lease and any extension thereof the rental shall be a sum agreed upon by Lessor and Lessee provided, however, during the first and each successive rental period the rents shall be adjusted upward or downward after the expiration of the first 30 months of each rental period (the adjustment date) according to the following computation:
                  "The base figure for computing the
                  adjustment is the arithmetic average of the three monthly index figures for the sixth, fifth, and fourth months immediately preceding the existing rental period as shown in the Consumer Price Index for All Urban Consumers for Los Angeles/Long Beach/Anaheim, CA/All Items based on the period 1967 = 100 as published by the United States Department of Labor's Bureau of Labor Statistics. The index figure for the adjustment date is the arithmetic average of the three monthly index figures of said Consumer Price Index for All Urban Consumers for the sixth, fifth, and fourth months immediately preceding the adjustment date.

                  "The index for the adjustment date shall be computed as a percentage of the base figure. For example, assuming the base figure is 110 and the index figure for the adjustment date is 121, the percentage to be applied is 121/110 = 1.10 = 110$.

                  "That percentage of the base figure shall be applied to the initial rent in effect at the beginning of the then existing rental period (except in the case of the first rental period in which the percentage of the base figure shall be applied to the sum of Twenty-Eight Thousand Nine Hundred Sixty-Seven Dollars ($28,967) per month) and will continue for the remaining 30 months of the rental period.

                  "In the event the Consumer Price Index for All Urban Consumers for Los Angeles/Long Beach/Anaheim, CA/All Items is no longer published, the index for the adjustment date shall be the one reported in the U. S. Department of Labor's comprehensive official index most nearly answering the foregoing description of the index. If an index is calculated from a base different from the base period 1967 = 100, the base figure used for calculating the adjustment percentage shall first be converted under a formula supplied by the Bureau.

                  "If the above described Department of Labor indices are no longer published, another index generally recognized as authoritative shall be substituted by agreement of the parties. If they are unable to agree within 60 days after demand by either party, a substitute index will be selected by the Chief Officer of the San Francisco Regional Office of the Bureau of Labor Statistics or its successor.

                  "Notwithstanding the publication dates of the index, the effective date of the rent adjustment is at the expiration of the first 30 months of each rental period. Until said rent adjustment can be reasonably determined by index publication, Lessee shall continue to make rental payments pursuant to this lease at the same rent in effect at the then existing rental period. Because of this provision, overpayment of rents shall be credited to the Lessee's rental account and underpayments of rent shall be immediately paid to the Lessor."

            (c) In the event the parties cannot agree to the rent for a rental period, the controversy as to rent for said period shall be determined by three arbitrators. After notice by either party to the other requesting arbitration, one arbitrator shall be appointed by each party. Notice of the appointment shall be given by each party to the other when made. The two arbitrators shall immediately choose a third arbitrator to act with them. If they fail to select a third arbitrator, on application by either party, the third arbitrator shall be promptly appointed by the then presiding judge of the Superior Court of the State of California, County of San Diego, acting in his individual capacity. The party making the application shall give the other party notice of his application. All of the arbitrators shall be qualified real estate appraisers. Each party shall bear the expense of its own appointed arbitrator and shall bear other expenses pursuant to Section 1284.2 of the Code of Civil Procedure of California.

                  Hearings shall be held in the City of San Diego, California. The award shall be the decision of not less than two of the arbitrators. Said award shall be the rent which Lessor could derive from Lessor's property if it were vacant and made available on the open market for new leasing purposes at the commencement of the rental period under arbitration. For the purpose of this arbitration procedure, the arbitrators shall assume that the Lessor has a fee simple absolute estate. In determining what rent Lessor could derive from said property if it were made available on the open market for new leasing purposes, the arbitrators shall consider the property as if it were available to be leased for industrial uses. In determining the rates, returns, rents; and/or percentage rentals for said use and/or uses, the arbitrators shall use and analyze only that market data that is found in the open marketplace, such as is demanded and received by other Lessors for the same or similar uses as the arbitrators are required to consider. In all cases, the award shall be based upon recognized real estate appraisal principles and methods. The award determined by the arbitrators shall be effective and retroactive to the first day of the rental period under arbitration. The award shall be in writing in the form of a report that is in accordance with the powers of the arbitrators herein, supported by facts and analysis and in accordance with law. The arbitrators shall make copies of their report available to any ethical practice committee of any recognized professional real estate organization. The arbitration shall be conducted under and subject to Section 1280 through 1294.2 of the Code of Civil Procedure of California.

            (d) In the event Lessee is delinquent in rendering to Lessor an accounting of rent due or in remitting the rent due in accordance with the rental provisions of this lease, then the rent not paid when due shall bear interest at the rate of Ten Percent (10%) per annum from the date due until paid. Provided, however, that the Port Director of Lessor shall have the right to waive for good cause any interest payment upon written application of Lessee for any such delinquency period.

            (e) Rentals shall be delivered to the Treasurer of the San Diego Unified Port District at P.O. Box 488, San Diego, California 92112. The designated place of payment may be changed at any time by Lessor upon ten (10) days written notice to Lessee. Lessee assumes all risk of loss if payments are made by mail.

      3. USE: Lessee agrees that the leased premises shall be used only and exclusively for shipbuilding and repair and related marine industrial purposes and for no other purposes whatsoever without the written consent of Lessor, evidenced by resolution, first had and obtained.

      4.    CONSTRUCTION OF IMPROVEMENTS:

            (a) Lessee has commenced the construction and shall proceed to completion the replacing of three small wooden piers with two new large concrete piers; dredging Parcel No. 2 to a water depth of not less than 37 feet MLLW; installing a new 22,000-ton capacity floating dry dock; constructing new shipyard buildings, sandblasting facility and shops; making ancillary improvements to the utilities; and constructing parking lots, all in accordance with the Final Environmental Impact Report entitled "Southwest Marine Shipyard Redevelopment, San Diego Industrial Area," a copy of which is on file in the office of the District Clerk as Document No. 16032, which document is by this reference made a part hereof. Said construction shall be completed by August 31, 1994. In the event of any inconsistency between the proposal and the terms and conditions of this lease agreement, the terms and conditions of this lease agreement shall prevail.

            (b) No construction of any improvement upon the leased premises shall commence without the prior approval of the Port Director of Lessor, as evidenced in writing, and all such construction shall be in accordance with plans and specifications which must be submitted to and approved by the Port Director in writing prior to the commencement of any such construction.

            (c) When required by Lessor, Lessee shall pave or plant ground cover, at its own cost and expense, over the entire area of the leased premises not covered by buildings. All paving or ground cover shall be in accordance with plans and specifications approved by the Port Director in writing prior to the commencement of any such paving or planting.

            (d) Subject to the provisions of paragraph 1 of this lease, Lessee shall, as partial consideration and as a condition of this lease, make an investment for the improvements to be constructed as described in this paragraph in an amount not less than Twenty-Five Million Dollars ($25,000,000) not including the 22,000-ton capacity floating dry dock. It is agreed that Fifteen Million Dollars ($15,000,000) of said required minimum amount was invested in improvements prior to the effective date of this lease amendment.

            (e) Lessee shall by no later than October 31, 1994 furnish to Lessor an itemized statement of the actual construction cost of each improvement to the premises made pursuant to this paragraph 4 during the ten (10) year period commencing September 1, 1984 and ending August 31, 1994. At Lessee's sole option, in lieu of submitting said itemized statement covering said ten (10) year period, Lessee may elect, and if it elects, shall furnish to Lessor within sixty (60) days following each of the first ten (10) anniversaries of the commencement date of this lease an itemized statement of the actual construction cost of each improvement to the premises made pursuant to this paragraph 4 during the preceding twelve (12) month period. Each statement (whether the ten (10) year statement or an annual statement) that Lessee submits to Lessor shall be sworn to and signed by Lessee or its responsible agent under penalty of perjury. Lessor shall have the right at any and all reasonable times to examine and audit Lessee's books and records pertaining to improvements for the purpose of determining the accuracy of each statement submitted by Lessee. Within ninety (90) days following Lessor's receipt of each such Lessee submitted statement, Lessor shall notify Lessee in writing of the amount of construction cost which Lessor has determined satisfies part or all of the remaining Ten Million Dollars ($10,000,000) investment for improvements required in clause (d) above.

      5. IMPROVEMENTS: Lessee may, at its own expense, make any alterations or changes in the leased premises or cause to be built, made or installed thereon any structures, machines, appliances, utilities, signs or other improvements necessary or desirable for the use of said premises and may alter and repair any such structures, machines or other improvements; provided, however, that no alterations and changes shall be made and no structures, machines, appliances, utilities, signs or other improvements shall be made, built or installed, and no major repairs thereto shall be made except in accordance with plans and specifications previously submitted to and approved in writing by the Port Director of Lessor. Notwithstanding the foregoing, Lessee shall have the right within the interior of any enclosed building structure to install and/or remove machines, equipment, appliances and trade fixtures to/from the leased premises without the prior consent of the Port Director of Lessor.

            Lessee further agrees that no banners, pennants, flags, eyecatching spinners or other advertising devices, nor any temporary signs shall be permitted to be flown, installed, placed, or erected on the premises without written consent of the Port Director of Lessor.

      6. TITLE TO IMPROVEMENTS: On the commencement date of the term of this lease, all existing structures, buildings, installations, and improvements of any kind located on the leased premises are owned by and title thereto is vested in Lessee. All said existing structures, buildings, installations and improvements as well as structures, buildings, installations and improvements of any kind placed on the leased premises by Lessee subsequent to the commencement date of the term of this lease shall at the option of Lessor be removed by Lessee at Lessee's expense. Lessor may exercise said option as to any or all of the structures, buildings, installations and improvements either before or after the expiration or sooner termination of this lease. If Lessor exercises such option, Lessee shall remove such structures, buildings, installations or improvements within sixty (60) days after the expiration of the term of this lease or sooner termination thereof. If Lessee fails to remove such structures, buildings, installations or improvements within said sixty (60) days, Lessor shall have the right to have such structures, buildings, installations or improvements removed at the expense of Lessee. As to any or all structures, buildings, installations or improvements owned by Lessee for which Lessor does not exercise said option for removal, title thereto shall vest in the Lessor without cost to Lessor and without any payment to Lessee.

      Machines, appliances, equipment and trade fixtures of any kind now existing or hereafter placed on the leased premises by Lessee are owned by and title thereto is vested in Lessee and shall be removed by Lessee within sixty
(60) days after the expiration of the term of this lease or sooner termination thereof; provided, however, Lessee agrees to repair any and all damage occasioned by the removal thereof. If any such machines, appliances, equipment and trade fixtures are not removed within sixty (60) days after the termination of this lease, the same may be considered abandoned and shall thereupon become the property of Lessor without cost to the

Lessor and without any payment to Lessee; except that Lessor shall have the right to have the same removed at the expense of Lessee.

      During any period of time employed by Lessee under this paragraph to remove structures, buildings, installations, improvements, machines, appliances, equipment and trade fixtures, Lessee shall continue to pay the full rental to Lessor in accordance with this lease which said rental shall be prorated daily.

      7. LIENS: Lessee agrees that it will at all times save Lessor free and harmless and indemnify it against all claims for labor or materials in connection with improvements, repairs, or alterations on the leased premises, and the costs of defending against such claims, including reasonable attorney's fees.

      In the event that any lien or levy of any nature whatsoever is filed against the lease premises or the leasehold interests of the Lessee therein, the Lessee shall, upon written request of Lessor, deposit with Lessor a bond conditioned for the payment in full of all claims upon which said lien or levy has been filed. Such bond shall be acknowledged by Lessee as principal and by a corporation, licensed by the Insurance Commissioner of the State of California to transact the business of a fidelity and surety insurance company, as surety. Lessor shall have the right to declare this lease in default in the event the bond required by this paragraph has not been deposited with the Lessor within ten (10) days after written request has been delivered to Lessee.

      8. LEASE ENCUMBRANCE: Lessee understands and agrees that it cannot encumber the lease, leasehold estate and the improvements thereon by a deed of trust, mortgage or other security instrument to assure the payment of the promissory note of Lessee without the prior express written consent by resolution of Lessor in each instance. If any deed of trust, mortgage or other security instrument that encumbers the lease, leasehold estate and the improvements thereon is entered into by Lessee without Lessor's prior express written consent, Lessor shall have the right to declare this lease in default.

      If a deed of trust, mortgage, or other security instrument which Lessor has consented to by resolution, should at any time be in default, before Lessee's interest under said lease may be sold as part of any foreclosure or trustee's sale or be assigned in lieu of foreclosure, the prior express written consent by resolution of Lessor shall be obtained in each instance. However, the original beneficiary of the deed of trust, the original mortgagee of the mortgage, and the original holder of the security instrument which the Lessor has consented to by resolution may purchase the Lessee's interest at a foreclosure or trustee's sale or accept assignment of the lease in lieu of foreclosure, without the requirement of any further consent on the part of Lessor provided said party, as an express condition precedent, agrees in writing to assume each and every obligation under the lease. Furthermore, before any said original beneficiary, mortgagee, or holder of a security instrument, or any other consented-to assignee or purchaser may subsequently assign or sublet any of the leasehold or Lessee's interest, it shall obtain the Lessor's prior express written consent by resolution. The decision of the Board of Port Commissioners of Lessor as to such assignee, purchaser, or subtenant shall be final.

      9. ASSIGNMENT-SUBLEASE: Lessee shall not assign or transfer the whole or any part of this lease or any interest therein, nor sublease the whole or any part of the leased premises, nor contract for the management or operation of the whole or any part of the leased premises, nor permit the occupancy of any part thereof by any other person, nor permit transfer of the lease or possession of the leased premises by merger, consolidation or dissolution, nor permit sale of a controlling interest in the voting stock in said corporation without the consent of

Lessor, evidenced by resolution, first had and obtained in each instance. It is mutually agreed that the personal qualifications of the parties controlling the corporation named herein as Lessee are a part of the consideration for the granting of this lease and said parties do hereby agree to maintain active control and supervision of the operations conducted on the leased premises. No assignment, voluntary or involuntary, in whole or in part of the lease or any interest therein, and no sublease of the whole or any part of the leased premises, and no contract for the management or operation of the whole or any part of the leased premises, and no permission to any person to occupy the whole or any part of the leased premises, shall be valid or effective without the consent of Lessor, first had and obtained in each instance; provided, however, that nothing herein contained shall be construed to prevent the occupancy of said premises by any employee or business invitee of Lessee.

      In the event any consent of Lessor is given for any lease assignment or transfer, the following shall apply in each instance: (i) the Lessor shall be paid additional rent, which may be percentage rate or rates, to equal the full fair market rent, commencing on the effective date of such proposed assignment or transfer, unless on that date the rent being paid under this lease is equal to the full fair market rent; (ii) the Assignee hereby agrees and assumes each and every obligation under the lease, and (iii) other conditions and qualifications determined by the Board of Port Commissioners of Lessor. The rent under this lease and any change resulting therein effective upon any lease assignment or transfer as provided in this paragraph shall be for the remainder of the rental period during which it occurs, and any said rent shall thereafter be subject to rental review at the commencement of subsequent and succeeding rental periods in accordance with the provisions of Paragraph 2 of this lease. Notwithstanding the foregoing, if a change in rent is made which becomes effective upon any lease assignment or transfer, the rent shall be subject to any adjustment applicable during the remainder of said rental period during which the lease assignment or transfer occurred based on the change in the Consumer Price Index if such adjustment is provided for in Paragraph 2 of this lease; provided, however, the "base figure for computing the adjustment" shall be the arithmetic average of the three monthly index figures for the sixth, fifth and fourth months immediately preceding the effective date of such proposed assignment or transfer for which the Assignee pays additional rent to Lessor to equal the full fair market rent and the "index figure for the adjustment date" shall be the arithmetic average of the three monthly index figures of said Consumer Price Index for the sixth, fifth and fourth months immediately preceding the date such adjustment is effective.

      In the event any consent of Lessor is given to sublease, the following shall apply in each instance: (i) the Lessor shall be paid additional rent, which may be percentage rate or rates, to equal the full fair market rent for the sublease area, commencing on the effective date of such proposed sublease and continuing for a specified period of time which shall not extend beyond the remainder of the master lease rental period during which it occurs or until the termination of the sublease, whichever occurs first, unless on that date the rent being paid under this lease for said area is equal to the full fair market rent, and (ii) other conditions and qualifications determined by the Board of Port Commissioners of Lessor. As long as said sublease is in effect, said rent for the sublease area shall thereafter be subject to rental review at the commencement of subsequent and succeeding master lease rental periods, in accordance with the provisions of Paragraph 2 of this lease.

      In the event the parties cannot agree to an amount that is equal to the full fair market rent described in this paragraph, the full fair market rent shall be determined by the arbitration procedure described in paragraph 2(c) of this lease, except that the arbitration award shall be for a limited period of time commencing and ending as provided in this paragraph and not for a "rental period" as specified in said paragraph 2(c). Until said full fair market rent is determined pursuant to said paragraph 2(c), the Lessee shall continue to make rental payments as required by this lease at the same rate or rates in effect on the effective date of the lease assignment or sublease. Because of this provision, underpayment of rent, if any, shall be paid to Lessor within ten (10) days of the date that the full fair market rent is determined by said arbitration procedure.

      10. DEFAULT: It is mutually understood and agreed that if any default be made in the payment of rental herein provided or in the performance of the covenants, conditions, or agreements herein (any covenant or agreement shall be construed and considered as a condition), or should Lessee fail to fulfill in any manner the uses and purposes for which said premises are leased as above stated, and such default shall not be cured within five (5) days after written notice thereof if default is in the submittal of a report of gross income if required in this lease or ten (10) days after written notice thereof if default is in the performance of the use obligation provisions pursuant to paragraph 14 of this lease, or thirty (30) days after written notice thereof if default is in the payment of rent, or sixty (60) days after written notice thereof if default is in the performance of any other covenant, condition and agreements (any covenant or agreement shall be construed and considered as a condition), Lessor shall have the right to immediately terminate this lease; and that in the event of such termination, Lessee shall have no further rights hereunder and Lessee shall thereupon forthwith remove from said premises and shall have no further right to claim thereto, and Lessor shall immediately thereupon, without recourse to the courts, have the right to reenter and take possession of the leased premises. Lessor shall further have all other rights and remedies as provided by law, including without limitation the right to recover damages from Lessee in the amount necessary to compensate the Lessor for all the detriment proximately caused by the Lessee's failure to perform his obligations under the lease or which in the ordinary course of things would be likely to result therefrom.

      In the event Lessor consents to an encumbrance of the Lease for security purposes in accordance with paragraph 8 of this lease, it is understood and agreed that Lessor shall furnish copies of all notices of defaults to the beneficiary or mortgagee under said encumbrance by certified mail contemporaneously with the furnishing of such notices to Lessee, and in the event Lessee shall fail to cure such default or defaults within the time allowed above, said beneficiary or mortgagee shall be afforded the right to cure such default at any time within fifteen (15) days following the expiration of the period within which Lessee may cure such default, provided, however, Lessor shall not be required to furnish any further notice of default to said beneficiary or mortgagee.

      In the event of the termination of this lease pursuant to the provisions of this paragraph, Lessor shall have any rights to which it would be entitled in the event of the expiration or sooner termination of this lease under the provisions of paragraph 6.

      11. BANKRUPTCY: In the event Lessee becomes insolvent, makes an assignment for the benefit of creditors, becomes the subject of a bankruptcy proceeding, reorganization, arrangement, insolvency, receivership, liquidation, or dissolution proceedings, or in the event of any judicial sale of Lessee's interest under this lease, Lessor shall have the right to declare this lease in default.

      The conditions of this paragraph shall not be applicable or binding on Lessee or the beneficiary in any deed of trust, mortgage, or other security instrument on the demised premises which is of record with Lessor and has been consented to by resolution of Lessor, or to said beneficiary's successors in interest consented to by resolution of Lessor, as long as there remains any monies to be paid by Lessee to such beneficiary under the terms of such deed of trust; provided that such beneficiary or its successors in interest, continuously pay to the Lessor all rent due or coming due under the provisions of this lease and the premises are continuously and actively used in accordance with paragraph 14 of this lease.

      12. EMINENT DOMAIN: If the whole or a substantial part of the premises hereby leased shall be taken by any public authority under the power of eminent domain, then the term of this lease shall cease as to the part so taken, from the day the possession of that part shall be taken for any public purpose, and the rent shall be paid up to that day, and from that day Lessee shall have the right either to cancel this lease and declare the same null and void or to continue in the possession of the remainder of the same under the terms herein provided, except that the minimum rent shall be reduced in proportion to the amount of the premises taken. All damages awarded for such taking shall belong to and be the property of Lessor whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the premises herein leased; provided, however, that Lessor shall not be entitled to any award made for the taking of any installations or improvements on the leased premises belonging to Lessee.

      13. SUPERSEDURE: This lease upon becoming effective shall supersede and annul any and all permits, leases or rental agreements heretofore made or issued for the leased premises between Lessor and Lessee, and any such permits, leases or rental agreements shall hereafter be void and of no effect except as to any rentals and/or fees which may have accrued thereunder or any rights and remedies granted to Lessor under such agreements.

      14. USE OBLIGATION: Lessee shall actively and continuously use and operate the premises for the limited particular exclusive use as expressly provided for in the Use paragraph of this lease, except for failure to so use caused by reason of wars, strikes, riots, civil commotion, acts of public enemies, and acts of God. Said active and continuous use and operation enhances the value of the tidelands, provides needed public service, provides additional employment, taxes, and other benefits to the general economy of the area. Lessee, however, shall not and is expressly prohibited from using the premises for any other purpose or use whatsoever, whether it is purported to be in addition to or in lieu of the particular exclusive use expressed in said Use paragraph.

      15. MAINTENANCE AND REPAIR: As part of the consideration for the leasing thereof, Lessee agrees to assume full responsibility for the operation, maintenance, including painting, and repair of the premises, throughout the term and without expense to the Lessor. Lessee will perform all maintenance, repairs and replacements necessary to maintain and preserve the premises in a good, safe, healthy and sanitary condition satisfactory to Lessor and in compliance with all applicable laws. Lessee further agrees to provide approved containers for trash and garbage and to keep premises free and clear of rubbish and litter, or any other fire hazards. Lessee waives all right to make repairs at the expense of Lessor as provided in Section 1942 of the California Civil Code and all rights provided by Section 1941 of said Code.

      For the purpose of keeping the premises in a good, safe, healthy and sanitary condition, Lessor shall always have the right but not the duty, to enter, view, inspect, determine the condition of and protect its interests in, the premises. If inspection discloses that the premises are not in the condition described, Lessee must perform the necessary maintenance work within ten (10) days after written notice from Lessor. Further, if at any time Lessor determines that the premises are not in the condition described, Lessor may require Lessee to file and pay for a faithful performance bond, to assure prompt correction without additional notice. The amount of this bond shall be adequate, in Lessor's opinion, to correct the unsatisfactory condition. Notwithstanding, Lessor shall not be required at any time to maintain or to make any improvements or repairs whatsoever on or for the benefit of the leased premises. The rights reserved in this section shall not create any obligations or increase any obligations for Lessor elsewhere in this Lease.

      16. PERFORMANCE BOND: No major construction shall be commenced upon the demised premises by Lessee until Lessee has secured and submitted to Lessor performance bonds in the amount of the total estimated construction cost of improvements to be constructed by Lessee. In lieu of said performance bonds, the Port Director of Lessor may at his sole discretion accept the performance and labor and material bonds supplied by Lessee's contractor or subcontractors, or performance guarantees, or other satisfactory evidence that said construction will be timely completed. Said bonds must be issued by a company qualified to do business in the State of California and be in a form acceptable to Lessor.

      17. TAXES AND UTILITIES: This lease may result in a taxable possessory interest and be subject to the payment of property taxes. Lessee agrees to and shall pay before delinquency all taxes and assessments of any kind assessed or levied upon Lessee or the leased premises by reason of this lease or of any buildings, machines, or other improvements of any nature whatsoever erected, installed or maintained by Lessee or by reason of the business or other activities of Lessee upon or in connection with the leased premises. Lessee shall also pay any fees imposed by law for licenses or permits for any business or activities of Lessee upon the leased premises or under this lease, and shall pay before delinquency any and all charges for utilities at or on the leased premises.

      18. CONFORMANCE WITH RULES AND REGULATIONS: Lessee agrees that in all activities on or in connection with the leased premises and in all uses thereof, including the making of any alterations or changes and the installation of any machines or other improvements, it will abide by and conform to all rules and regulations prescribed by the San Diego Unified Port District Act, any ordinances of the City in which the leased land is located, including the Building Code thereof, and any ordinances and general rules of the Lessor, including tariffs, and any applicable laws of the State of California and Federal Government, as any of the same now exist or may hereafter be adopted or amended.

      19. NON-DISCRIMINATION: Lessee agrees not to discriminate against any person or class of persons by reason of sex, color, race, religion, or national origin. If the use provided for in this lease allows the lessee to offer accommodations or services to the public, such accommodations or services shall be offered by the Lessee to the public on fair and reasonable terms.

      20. PARTIAL INVALIDITY: If any term, covenant, condition, or provision of this lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired, or invalidated thereby.

      21. HOLD HARMLESS: Lessee shall defend, indemnify, and hold harmless Lessor, its officers and employees against causes of action, liability, damage, and expense, including reasonable attorney's fees, for judicial relief of any kind, for damage to property of any kind whatsoever and to whomever belonging, including without limitation Lessee or its employees, or injury or death of any person or persons, including without limitation Lessee or its employees, resulting directly or indirectly from granting and performance of this lease or arising from the use and operation of the leased premises or any defect in any part thereof.

      22. SUCCESSORS IN INTEREST: Unless otherwise provided in this lease, the terms, covenants and conditions herein shall apply to and bind the heirs, successors, executors, administrators, and assigns of all the parties hereto, all of whom shall be jointly and severally liable hereunder.

      23. EASEMENTS: This lease and all rights given hereunder shall be subject to all easements and rights-of-way now existing or heretofore granted or reserved by Lessor in, to or over the leased premises for any purpose whatsoever, and shall be subject to such rights-of-way for reasonable access, sewers, pipelines, conduits and such telephone, cable television, telegraph, light heat, or power lines as may from time to time be determined by Lessor to be in the best interests of the development of the tidelands.

      Lessor agrees that such easements and rights-of-way shall be so located and installed as to produce a minimum amount of interference to the business of Lessee.

      24. TITLE OF LESSOR: Lessor's title is derived from the provisions of the San Diego Unified Port District Act, Appendix 1, Harbors & Navigation Code, and is subject to the provisions of said Act. This lease is granted subject to the terms and conditions of said Act.

      25. INSURANCE: Lessee shall maintain insurance acceptable to Lessor in full force and effect throughout the term of this lease. The policies for said insurance shall, as a minimum, provide the following forms of coverage:

      A. Comprehensive Public Liability (covering premises and operations) in the amount of not less than One Million Dollars ($1,000,000) combined single limit.

      B. Fire and Extended Coverage, including water damage and debris cleanup provisions in an amount not less than ninety percent (90%) of full replacement value of all improvements located within the leased premises. The fire and extended coverage policies shall provide that any insurance proceeds in excess of $5,000 resulting from a loss under said policies shall be payable jointly to Lessor and Lessee in order that said proceeds will be reinvested in rebuilding and/or repairing the damaged portions of the leased premises; provided, however, that within the period during which there is in existence a mortgage or deed of trust upon the leasehold given by Lessee with the prior consent of Lessor, then and for that period all fire and extended coverage policies shall be made payable jointly to the mortgagee or beneficiary and Lessee, and any proceeds collected therefrom shall be held by said mortgagee or beneficiary for the following purposes:

            (1) As a trust fund to pay for the reconstruction, repair, or replacement of the damaged or destroyed improvements in kind and scope in progress payments as the work is performed with any excess remaining after completion of said work to be retained by said mortgagee or beneficiary and applied to reduction of the debt secured by such mortgage or deed of trust and with any excess remaining after full payment of said debt to be paid over to Lessee; or

            (2) In the event that this lease is terminated with consent of both Lessor and mortgagee or beneficiary and said improvements are not reconstructed, repaired, or replaced, the insurance proceeds shall be retained by said mortgagee or beneficiary to the extent necessary to fully discharge the debt secured by said mortgage or deed of trust and said mortgagee or beneficiary shall hold the balance thereof without liability to restore the premises to a neat and clean condition and then for Lessor and Lessee as their interests may appear.

      C.    Blanket Contractual Coverage

      The Comprehensive Public Liability insurance shall be in force the first day of the term of this lease. The Fire insurance shall be in force upon the date of completion of construction of each major insurable improvement by Lessee.

      Certificates in a form acceptable to Lessor evidencing the existence of the necessary insurance policies shall be kept on file with Lessor during the entire term of this lease. All insurance policies will name Lessor as an additional insured, protect Lessor against any legal costs in defending claims and will not terminate without written notice to Lessor. All insurance companies must be satisfactory to Lessor and licensed to do business in California.

      Lessor shall retain the right at any time to review the coverage, form, and amount of the insurance required hereby. If, in the opinion of Lessor, the insurance provisions in this lease do not provide adequate protection for Lessor and/or for members of the public using the leased premises, Lessor may require Lessee to obtain an insurance sufficient in coverage, form and amount to provide adequate protection. Lessor's requirements shall be reasonable but shall be designed to assure protection from and against the kind and extent of risk which exist at the time a change in insurance is required.

      Lessor shall notify Lessee in writing of changes in the insurance requirements and, if Lessee does not deposit certificates evidencing acceptable insurance policies with Lessor incorporating such changes within sixty (60) days of receipt of such notice, this lease shall be in default without further notice to Lessee, and Lessor shall be entitled to all legal remedies.

      If Lessee fails or refuses to maintain insurance as required in this Lease, or fails to provide the proof of insurance, Lessor has the right to declare this Lease in default without further notice to Lessee and Lessor shall be entitled to exercise all legal remedies.

      The procuring of such required policies of insurance shall not be construed to limit Lessee's liability hereunder, nor to fulfill the indemnification provisions and requirements of this lease. Notwithstanding said policies of insurance, Lessee shall be obligated for the full and total amount of any damage, injury, or loss caused by negligence or neglect connected with this lease or with the use or occupancy of the leased premises.

      Lessee agrees not to use the premises in any manner, even if use is for purposes stated herein, that will result in the cancellation of any insurance Lessor may have on the premises or on adjacent premises, or that will cause cancellation of any other insurance coverage for the premises or adjoining premises. Lessee further agrees not to keep on the premises or permit to be kept, used, or sold thereon, anything prohibited by any fire or other insurance policy covering the premises. Lessee shall, at its sole cost and expense, comply with any and all requirements, in regard to premises, of any insurance organization necessary for maintaining fire and other insurance coverage at reasonable cost.

      26. POLICY OF LESSOR: It is the policy of the Lessor that prevailing wage rates shall be paid all persons who are employed by Lessee on the tidelands of Lessor.

      27. WARRANTIES-GUARANTEES-COVENANTS: Lessor makes no warranty, guarantee, covenant, including but not limited to covenants of title and quiet enjoyment, or averment of any nature whatsoever concerning the condition of the leased premises, including the physical condition thereof, or any condition which may affect the leased premises, and it is agreed that Lessor will not be responsible for any loss, damage or costs which may be incurred by Lessee by reason of any such condition or conditions.

      28. DAMAGE TO OR DESTRUCTION OF PREMISES: In the event of damage to or destruction by fire, the elements, acts of God, or any other cause, of Lessee-constructed improvements located within the demised premises or in the event Lessee-constructed improvements located within the demised premises are declared unsafe or unfit for use or occupancy by a public entity with the authority to make and enforce such declaration, Lessee shall, within ninety (90) days, commence and diligently pursue to completion the repair, replacement, or reconstruction of improvements necessary to permit full use and occupancy of the demised premises for the purposes required by this lease. Repair, replacement or reconstruction of improvements within the demised premises shall be accomplished in a manner and according to plans approved by Lessor; provided, however, Lessee shall not be obligated to repair, reconstruct or replace the improvements following their destruction in whole or substantial part except to the extent the loss is covered by insurance required to be carried by Lessee pursuant to paragraph 25 of this Lease (or would be covered whether or not such required insurance is actually in effect). If Lessee elects not to restore, repair or reconstruct as herein provided, then the Lease shall terminate and Lessor shall have any rights to which it would be entitled under the provisions of paragraph 6.

      29. QUITCLAIM OF LESSEE'S INTEREST UPON TERMINATION: Upon termination of this lease for any reason, including but not limited to termination because of default by Lessee, Lessee shall execute, acknowledge and deliver to Lessor within thirty (30) days after receipt of written demand therefor a good and sufficient deed whereby all right, title and interest of Lessee in the demised premises is quitclaimed to Lessor. Should Lessee fail or refuse to deliver the required deed to Lessor, Lessor may prepare and record a notice reciting the failure of Lessee to execute, acknowledge and deliver such deed and said notice shall be conclusive evidence of the termination of this lease and of all right of Lessee or those claiming under Lessee in and to the demised premises.

      30. PEACEABLE SURRENDER: Upon the expiration of this lease or the earlier termination or cancellation thereof, as herein provided, Lessee will peaceably surrender said premises to Lessor in as good condition as said premises were at the date of this lease, ordinary wear and tear excepted. If the Lessee fails to surrender the premises at the expiration of this lease or the earlier termination or cancellation thereof, Lessee shall defend and indemnify Lessor from all liability and expense resulting from the delay or failure to surrender, including, without limitation, any succeeding Lessee's claims based on Lessee's failure to surrender.

      31. WAIVER: Any waiver by Lessor of any breach by Lessee of any one or more of the covenants, conditions, or agreements of this lease shall not be nor be construed to be a waiver of any subsequent or other breach of the same or any other covenant, condition or agreement of this lease, nor shall any failure on the part of Lessor to require or exact full and complete compliance by Lessee with any of the covenants, conditions, or agreements of this lease be construed as in any manner changing the terms hereof or to prevent Lessor from enforcing the full provisions hereof. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant, or condition of this lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

      32. HOLD OVER: This lease shall terminate without further notice at expiration of the term. Any holding over by Lessee after either expiration or termination shall not constitute a renewal or extension or give Lessee any rights in or to the leased premises. If lessee, with Lessor's consent, remains in possession of the leased premises after expiration or termination of the term or after the date in any notice given by Lessor to Lessee terminating this lease, such possession by Lessee shall be deemed to be a month-to-month tenancy terminable on thirty (30) days notice given at any time by either party. During any such month-to-month tenancy, Lessee shall pay all rent required by this lease, and if percentage rent is required by the lease, it shall be paid monthly on or before the tenth (10th) day of each month.

      All provisions of this lease, except those pertaining to term, shall apply to the month-to-month tenancy.

      33. SECTION HEADINGS: The Table of Contents and section headings contained herein are for convenience in reference and are not intended to define or limit the scope of any provision thereof.

      34. ENTIRE UNDERSTANDING: This lease contains the entire and only understanding and agreement of the parties, and Lessee, by accepting the same, acknowledges that there is no other written or oral understanding or agreement between the parties with respect to the demised premises and that this lease supersedes all prior negotiations, discussions, obligations and rights of the parties hereto. No waiver, modification, amendment or alteration of this lease shall be valid unless it is expressly in writing and signed by authorized persons of the parties hereto. Each of the parties to this lease acknowledges that no other party, nor any agent or attorney of any other party, has made any promise, representations, waiver or warranty whatsoever, expressed or implied, which is not expressly contained in writing in this lease, and, each party further acknowledges that it has not executed this lease in reliance upon any collateral promise, representation, waiver or warranty, or in reliance upon any belief as to any fact not expressly recited in this lease.

      35. TIME IS OF THE ESSENCE: Time is of the essence of each and all of the terms and provisions of this lease and this lease shall inure to the benefit of and be binding upon the parties hereto and any successors of Lessee as fully and to the same extent as though specifically mentioned in each instance, and all covenants, stipulations and agreements in this lease shall extend to and bind any assigns and sublessees of Lessee.

      36. NOTICES: Notices given or to be given by Lessor or Lessee to the other may be personally served upon Lessor or Lessee or any person hereafter authorized by either in writing to receive such notice or may be served by certified letter addressed to the appropriate address hereinafter set forth or to such other address as Lessor and Lessee may hereafter designate by written notice. If served by certified mail, forty-eight (48) hours after deposit in the U.S. Mail, service will be considered completed and binding on the party served.

      To Lessor                           To Lessee

      Port Director                       President
      San Diego Unified Port District     Southwest Marine, Inc.
      Post Office Box 488                 Post Office Box 13308
      San Diego, California 92112         San Diego, California 92113-0308

      Said notices shall also be served by certified letter to the beneficiary of any deed of trust, mortgage, or other security instrument of record with Lessor and consented to by resolution of Lessor who has notified Lessor in writing of its desire to receive said notice.

      37. REMOVAL OF MATERIALS: Lessee hereby agrees that upon the expiration of this lease or the sooner termination as herein provided, it will remove within sixty (60) days all ships, vessels, barges, hulls, debris, surplus and salvage materials from the land and water area forming a part of or adjacent to the leased premises, so as to leave the same in as good condition as when first occupied by Lessee; provided, however, that if any said ships, vessels, barges, hulls, debris, surplus and salvage materials shall not be so removed within sixty (60) days by the Lessee, Lessor may remove, sell and destroy the same at the expense of Lessee and Lessee hereby agrees to pay to Lessor the reasonable cost of such removal, sale or destruction; or at the option of Lessor, the title to said ships, vessels, barges, hulls, debris, surplus and salvage materials not removed shall become the property of Lessor without cost to Lessor and without any payment to Lessee.

      During any period of time employed by Lessee under this paragraph to remove ships, vessels, barges, hulls, debris, surplus and salvage materials, Lessee shall continue to pay the full rental to Lessor in accordance with this lease which said rental shall be prorated daily.

      38. ACCEPTANCE OF PREMISES: By signing this Lease, Lessee represents and warrants that it has independently inspected the premises and made all tests, investigations and observations necessary to satisfy itself of the condition of the premises. Lessee agrees it is relying solely on such independent inspection, tests, investigations and observations in making this Lease. Lessee further acknowledges that premises are in the condition called for by this Lease, that Lessor has performed all work with respect to premises and that Lessee does not hold Lessor responsible for any defects in premises.

      39. GENDER/SINGULAR/PLURAL: The neuter gender includes the feminine and masculine, the masculine includes the feminine and neuter, and the feminine includes the masculine and neuter, and each includes corporation, partnership, or other legal entity when the context so requires. The singular number includes the plural whenever the context so requires.

      40. EQUAL EMPLOYMENT OPPORTUNITY: Lessee shall not discriminate against any employee or applicant for employment because of race, color, religion, sex or national origin and shall take affirmative action to assure applicants are employed and that employees are treated during employment without regard to race, color, religion, sex or national origin. Except during the time Lessee is exempt pursuant to written policy of Lessor, Lessee shall submit to Lessor for review and approval a written affirmative action program to attain improved employment for racial and ethnic minorities and women and during the term of this lease shall further make available employment records to Lessor upon request. Lessee shall certify in writing to Lessor that Lessee is in compliance and throughout the term of this lease will comply with Title VII of the Civil Rights Act of 1964, as amended, the California Fair Employment Practices Act, and any other applicable Federal, State, and local law, regulation and policy (including without limitation those adopted by Lessor) relating to equal employment opportunity and affirmative action programs, including any such law, regulation, and policy hereinafter enacted.

      Compliance and performance by Lessee of the equal employment opportunity and affirmative action program provision of this lease is an express condition hereof and any failure by Lessee to so comply and perform shall be a default as provided in said lease and Lessor may exercise any right as provided therein and as otherwise provided by law.

      41. POSSIBLE ADDITION OF PARCEL NO.3 TO THE LEASED PREMISES: Parcel No. 3, which is described and delineated on Exhibits "A" and "B" is currently developed as a portion of an undedicated street known as Belt Street. At any time during the term of this lease, at the option of Lessor, Parcel No. 3 shall become part of the leased premises effective on the first day of the month following the month in which written notice to Lessee is given, served and completed pursuant to paragraph 36 of this lease. Parcel No. 3 shall remain part of the lease premises for the remaining term of this lease, subject to sooner termination as herein provided. Rent for Parcel No. 3 shall commence on the same date that it becomes part of the leased premises and rent shall be calculated based on the then same per square foot rental rate that Lessee is paying Lessor for Parcel No. 1 of the leased premises pursuant to paragraph 2 of this lease. (Lessor and Lessee agree that the rental rate for Parcel No. 1 during the first rental period of this lease is Thirty-One and One-Half Cents (31-1/2(cent)) per square foot per year for the twelve month period commencing September 1, 1984 and ending August 31, 1985, and is Sixty Three

Cents (63(cent) per square foot per year for the forty-eight (48) month period commencing September 1, 1985 and ending August 31, 1989, subject to adjustment effective March 1, 1987 based on the change in the Consumer Price Index as provided in paragraph 2 of this lease). Upon becoming part of the leased premises, Parcel No. 3 shall be subject to all of the provisions of this lease agreement (including rent adjustments pursuant to paragraph 2 of this lease) in the same manner and to the same extent as if Parcel No. 3 had been part of the leased premises from the commencement date of this lease.

      42. ACCESS ROAD: Adjoining the southeasterly portion of Parcel No. 1 of the leased premises is a twenty (20) foot wide access road, which is shown on attached Exhibit "B." Said road is not part of the leased premises. Lessee may use said road for the limited non-exclusive non-preferential purpose of vehicular access to the leased premises and for no other uses or purposes whatsoever. Said road also provides access to the leased premises for emergency vehicles, including ambulances, police vehicles, and fire trucks. In consideration for Lessee not being charged rent for use of said access road, Lessee agrees that Lessor shall not be required at any time to maintain or make any improvements or repairs to said access road. Lessee may, at its own expense, maintain or make improvements or repairs to said access road; provided, however, no maintenance, improvements or repairs thereto shall be made except in accordance with plans and specifications previously submitted to and approved in writing by the Port Director of Lessor.

      43. ABSTRACT OF LEASE AMENDMENT NO. 1: This is the final paragraph and abstract of Lease Amendment No. 1, dated April 23, 1985, between SAN DIEGO UNITED PORT DISTRICT, Lessor, and SOUTHWEST MARINE, INC., Lessee, concerning the premises-described as Parcel Nos. 1 and 2 in Exhibits "A" and "B", attached hereto and by this reference made a part hereof.

      For good and adequate consideration, Lessor leases the premises to Lessee, and Lessee hires them from Lessor, for the term and on the provisions contained in the lease as amended by this Lease Amendment No. 1, including without limitation provisions prohibiting assignment, subleasing, and encumbering said lease without the express written consent of Lessor in each instance and provision for the possible addition to the premises of Parcel No. 3 described in said Exhibits "A" and "B", all as more specifically set forth in said lease as amended by this Lease Amendment No. 1, which said lease is incorporated in this abstract by this reference.

      The term is fifty (50) years, beginning September 1, 1984, and ending August 31, 2034. This Lease Amendment No. 1 is effective as of September 1, 1984.

      This abstract is not a complete summary of the lease and lease amendment. Provisions in the abstract shall not be used in interpreting the lease and lease amendment provisions. In the event of conflict between the abstract and other parts of the lease and lease amendment, the other parts shall control. Execution hereof constitutes execution of the lease amendment itself.

APPROVED as to form                      SAN DIEGO UNIFIED PORT DISTRICT
and legality

                                         By:  /s/ Gabriel J. Gallina
      April 1           , 1985              -----------------------------------
-------------------------                     Assistant Port Director

Port Attorney                            SOUTHWEST MARINE, INC.


/s/ Joseph D. Pattello                   By: /s/ Arthur Engel
------------------------------              -----------------------------------
                                               President

                                         By: /s/ Jack Handley
                                            -----------------------------------
                                               Secretary

                        AGREEMENT FOR AMENDMENT OF LEASE

                                 AMENDMENT NO. 2

      THIS AGREEMENT, made and entered into this _18th_ day of _November_, 1997, by and between the SAN DIEGO UNIFIED PORT DISTRICT, a public corporation, hereinafter called "Lessor," and SOUTHWEST MARINE, INC., a California corporation, hereinafter called "Lessee."

                                   WITNESSETH:

      WHEREAS, Lessor and Lessee, heretofore on the 17th day of September, 1979, entered into a Lease of certain tidelands in the city of San Diego, California, which Lease is on file in the Office of the Clerk of Lessor bearing Document No. 12223; and

      WHEREAS, Lessor and Lessee heretofore on the 23rd day of April, 1985, entered into an Agreement for Amendment of Lease, Amendment No. 1, which amendment is on file in the Office of the Clerk of Lessor bearing Document No. 18106; and

      WHEREAS, Lessor and Lessee are mutually desirous of amending said Lease;

      NOW THEREFORE, for valuable consideration, said Lease is hereby amended in the following respects and no others, and except as expressly amended, all terms, covenants and conditions of said Lease shall remain in full force and effect:

      A. Said Lease is hereby amended by deleting therefrom Paragraphs 2, 10, 21, 25 and 40 in their entirety and substituting in lieu thereof Paragraphs 2, 10, 21, 25, 40, 44, 45 and 46 as follows:

      2. RENTAL: Lessee agrees to pay to Lessor rent in accordance with the following schedules and procedures:

      (a) Commencing December 1, 1997 this Lease shall be divided into a series of rental periods, each consisting of one hundred twenty
            (120) months (the "rental periods"), the first such period to begin on December 1, 1997. Each successive rental period shall commence at the expiration of the immediately preceding rental period. The last rental period shall be reduced in term in order to coincide with the expiration of this Lease.

      (b) The rental for the rental period commencing December 1, 1997 of this Lease shall be a sum per month calculated on the basis of Eighty-One Cents ($.81) per square foot per year for Parcel No. 1 and Twenty Cents ($.20) per square foot per year for Parcel No. 2 subject to adjustment as provided below. Said rental sum shall be payable in advance on or before the tenth (10th) day of each month. For each successive rental period of this Lease and any extension thereof the rental shall be a sum agreed upon by Lessor and Lessee provided, however, during this and each successive rental period the rents shall be adjusted upward or downward after the expiration of the first sixty (60) months of each rental period (the adjustment date) according to the following computation: "The base figure for computing the adjustment is the arithmetic average of the thirty-six
            (36) monthly index figures for the fifth (5th) through fortieth
            (40th) months immediately preceding the existing rental period as shown in the Consumer Price Index for All Urban Consumers for Los Angeles/Anaheim/Riverside, CA/All Items based on the period 1982-84 = 100 as published by the United States Department of Labor's

            Bureau of Labor Statistics. The index figure for the adjustment date is the arithmetic average of the thirty-six (36) monthly index figures of said Consumer Price Index for All Urban Consumers for the fifth (5th) through fortieth (40th) months immediately preceding the adjustment date.

            "The index for the adjustment date shall be computed as a percentage of the base figure. For example, assuming the base figure is 110 and the index figure for the adjustment date is 121, the percentage to be applied is 121/110 = 1.10 = 110%.

            "That percentage of the base figure shall be applied to the initial rent in effect at the beginning of the then existing rental period and will continue for the remaining sixty (60) months of the rental period.

            "In the event the Consumer Price Index for All Urban Consumers for Los Angeles/Anaheim/Riverside, CA/All Items is no longer published, the index for the adjustment date shall be the one reported in the
            U. S. Department of Labor's comprehensive official index most nearly answering the foregoing description of the index. If an index is calculated from a base different from the base period 1982-84 = 100, the base figure used for calculating the adjustment percentage shall first be converted under a formula supplied by the Bureau.

            "If the above-described Department of Labor indices are no longer published, another index generally recognized as authoritative shall be substituted by agreement of the parties. If they are unable to agree within sixty (60) days after demand by either party, a substitute index will be selected by the Chief Officer of the San Francisco Regional Office of the Bureau of Labor Statistics or its successor.

            "Notwithstanding the publication dates of the index, the effective date of the rent adjustment is at the expiration of the first sixty
            (60) months of each rental period. Further, notwithstanding anything to the contrary contained here in this Paragraph 2(b), the rent adjustment shall not exceed seven (7) percent per annum or thirty-five percent (35%) per adjustment, nor shall the rental rate(s) resulting from the rent adjustment exceed the applicable rental rate(s) most recently adopted by the Board of Port Commissioners at the time of such rent adjustment. Until said rent adjustment can be reasonably determined by index publication, Lessee shall continue to make rental payments pursuant to this Lease at the same rent in effect at the then existing rental period. Because of this provision, overpayment of rents shall be credited to the Lessee's rental account and underpayments of rent shall be immediately paid to the Lessor."

      (c) In the event the parties cannot agree to the rent for a rental period, the controversy as to rent for said period shall be determined by three arbitrators. After notice by either party to the other requesting arbitration, one arbitrator shall be appointed by each party. Notice of the appointment shall be given by each party to the other when made. The two arbitrators shall immediately choose a third arbitrator to act with them. If they fail to select a third arbitrator, on application by either party, the third arbitrator shall be promptly appointed by the then presiding judge of the Superior Court of the State of California, County of San Diego, acting in his individual capacity. The party making the application shall give the other party notice of his application. All of the arbitrators shall be qualified real estate appraisers. Each party shall bear the expense of its own appointed arbitrator and shall bear other expenses pursuant to
            Section 1284.2 of the Code of Civil Procedure of California. Hearings shall be held in the City of San Diego, California. The award shall be the decision of not less than two of the arbitrators. Said award shall be the rent which Lessor would derive from Lessor's property if it was vacant land, without any improvements thereon, and made available on the open market for new leasing purposes at the commencement of the rental period under arbitration. For the purpose of this arbitration procedure, the arbitrators shall assume that the Lessor has a fee simple absolute estate unburdened by any existing lease. In determining what rent Lessor could derive from said property if it were made available on the open market for new leasing purposes, the arbitrators shall consider the benefits and burdens of all the provisions of this Lease to determine whether or not this Lease is more or less restrictive than private sector or other governmental leases provided, however, no diminution in value shall be taken as a result of any existing Contaminants or improvements, or lack of improvements, on the subject property, and the property shall be considered as if it were available to be leased for general industrial uses. Said uses shall not be confined to those permitted Lessee herein nor to Lessee's actual use of the leased premises. In determining the rates, returns, rents and/or percentage rentals for said use and/or uses, the arbitrators shall use and analyze only the market data that is found in the open marketplace, such as is demanded and received by other Lessors for the same or similar uses as those referenced above.

            In all cases, the award shall be based upon recognized real estate appraisal principles and methods. The award determined by the arbitrators shall be effective and retroactive to the first day of the rental period under arbitration. The award shall be in writing in the form of a report that is in accordance with the powers of the arbitrators herein, supported by facts and analysis and in accordance with law. The arbitrators shall make copies of their report available to any ethical practice committee of any recognized professional real estate organization. The arbitration shall be conducted under and subject to Sections 1280 through 1294.2 of the Code of Civil Procedure of California.

      (d) Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease. Accordingly, in the event Lessee is delinquent in remitting the rent due in accordance with the rental provisions of this Lease, all rent not paid when due and payable shall bear interest from the date due until paid at the rate of ten percent (10) per annum. The parties hereby agree that said interest charges represent a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such interest charges payment by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of its other rights and remedies. The Executive Director of Lessor shall have the right to waive for good cause any interest charges upon written application of Lessee for any such delinquency period.

      (e) All payments by Lessee to Lessor shall be by a good and sufficient check. No payment made by Lessee or receipt or acceptance by Lessor of a lesser amount than the correct amount of rent due under this Agreement shall be deemed to be other than a payment on account of the earliest rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance or pursue any other available remedy.

      Notwithstanding the foregoing, in the event that Section 7 of Lessor's Board of Port Commissioners' Policy No. 352, adopted by Resolution No. 92-47 on February 18, 1992, is revised, superseded, or rescinded within twelve (12) months after the effective date of this Amendment, then 2(a) and 2(b) shall be automatically superseded by an amendment to this Lease to be signed by Lessor and Lessee, which shall reflect any changes to said
      Section 7 of Lessor's Board of Port Commissioners' Policy No. 352. In the event there is any dispute between Lessor and Lessee regarding the wording of said amendment, the decision of Lessor's Board of Port Commissioners regarding the wording of said amendment shall be final.

      10.   DEFAULTS AND REMEDIES:

      a. Defaults. The occurrence of any one (1) or more of the following events shall constitute a default hereunder:

            (1) Abandonment of the leased premises. Abandonment is herein defined to include, but is not limited to, any absence by Lessee from the leased premises for ten (10) consecutive days or longer.

            (2) Failure by Lessee to make any payment of rent or other payment or charge required to be made by Lessee hereunder as and when due, where such failure shall continue for a period of ten
                  (10) days after written notice thereof; provided, however, any such notice provided above or in (3) below shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161, as amended.

            (3) Failure by Lessee to perform any other express or implied covenants or provisions herein contained (other than any breach under Paragraph 9 for which immediate notice of termination may be given) should such failure continue for thirty (30) days after written notice thereof from Lessor to Lessee specifying the particulars of such default; provided, further, that if the nature of Lessee's default is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion.

            (4) Subject to any restrictions or limitations placed on Lessor by applicable laws governing bankruptcy, Lessee's (a) application for, consent to, or suffering of the appointment of a receiver, trustee or liquidator for all or for a substantial portion of its assets; (b) making a general assignment for the benefit of creditors; (c) admitting in writing its inability to pay its debts or its willingness to be adjudged a bankrupt; (d) becoming unable to or failing to pay its debts as they mature; (e) being adjudged a bankrupt (f) filing a voluntary petition or suffering an involuntary petition under any bankruptcy, arrangement, reorganization or insolvency law (unless in the case of an involuntary petition, the same is dismissed within thirty (30) days of such filing) (g) convening a meeting of its creditors or any class thereof for purposes of effecting a moratorium, extension or composition of its debts; or (h) suffering or permitting to continue unstayed and in effect for ten (10) consecutive days any attachment, levy, execution or seizure of all or a substantial portion of Lessee's assets or of Lessee's interest in this Lease.

                  The conditions of this Paragraph l0a(4) shall not be applicable or binding on the beneficiary in any deed of trust, mortgage, or other security instrument on the leased premises which is of record with Lessor and has been consented to by resolution of Lessor, or to said beneficiary's successors in interest consented to by resolution of Lessor, as long as there remains any monies to be paid by Lessee to such beneficiary under the terms of such deed of trust; provided that such beneficiary or its successors in interest, continuously pays to the Lessor all rent due or coming due under the provisions of this Lease and the leased premises are continuously and actively used in accordance with Paragraph 14 of this Lease, and provided that said beneficiary agrees in writing to assume each and every obligation under the Lease and perform all obligations under the Lease.

            (5) Failure by Lessee to timely comply with, but not limited to, the provisions of Paragraphs 7, 8 and 23 of this Lease.

      b. Remedies. In any of such events of default and in addition to any or all other rights or remedies of Lessor hereunder or by law provided, Lessor may exercise the following remedies at its sole option:

            (1) Termination: Terminate Lessee's right to possession of the leased premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the leased premises to Lessor. In such event Lessor shall be entitled to recover from Lessee:

                  (a) The worth at the time of award of the unpaid rent which had been earned at the time of termination;

                  (b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such loss that Lessee proves could have been reasonably avoided;

                  (c) The worth at the time of award of the amount by which the unpaid rent for the balance of the term of this Lease after the time of award exceeds the amount of such loss that Lessee proves could have been reasonably avoided; and

                  (d) Any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom including, but not limited to, the cost of recovering possession of the leased premises; expenses of reletting (including necessary repair, renovation and alteration of the leased premises), reasonable attorneys' fees and any other reasonable costs.

      The "worth at the time of award" of the amounts referred to in subparagraphs (a) and (b) shall be computed by allowing interest at ten percent (10%) per annum from the dates such amounts accrued to Lessor. The worth at the time of award of the amount referred to in subparagraph (c) shall be computed by discounting such amount at one (1) percentage point above the discount rate of the Federal Reserve Bank of San Francisco at the time of the award.

            (2) Reletting. Without terminating or effecting a forfeiture of the Lease or otherwise relieving Lessee of any obligation hereunder, Lessor may, but need not, relet the leased premises or any portion thereof at any time or from time to time and for such terms and upon such conditions and rental as Lessor, in its sole discretion, may deem proper. Whether or not the leased premises are relet, Lessee shall pay to Lessor all amounts required by Lessee hereunder up to the date that Lessor terminates Lessee's right to possession of the leased premises; provided, however, that following a default, Lessor shall not unreasonably withhold its consent to an assignment of this Lease or a subletting of the leased premises requested by Lessee unless Lessor shall also elect to terminate this Lease and Lessee's right to possession of the leased premises, as provided in Paragraph 10(b)(1). Such payments by Lessee shall be due at the times provided in the Lease and Lessor need not wait until the termination of the Lease to recover them by legal action or in any other manner. If Lessor relets the leased premises or any portion thereof, such reletting shall not relieve Lessee of any obligation hereunder, except that Lessor shall apply the rent or other proceeds actually collected by it for such reletting against amounts due from Lessee hereunder to the extent such proceeds compensate Lessor for nonperformance of any obligation of Lessee hereunder. Lessor may execute any lease made pursuant hereto in its own name and the Lessee thereunder shall be under no obligation to see the application by Lessor of any proceeds to Lessee nor shall Lessee have any right to collect any such proceeds. Lessor shall not by any reentry or other act be deemed to have accepted any surrender by Lessee of the leased premises or Lessee's interest therein or be deemed to have terminated this Lease or to have relieved Lessee of any obligation hereunder unless Lessor shall have given Lessee express written notice of Lessor's election to do so, as set forth herein.

      In the event Lessor consents to an encumbrance of this Lease for security purposes in accordance with Paragraph 8 of this Lease, it is understood and agreed that Lessor shall furnish copies of all notices of defaults to the beneficiary or mortgagee under said encumbrance by certified mail (provided Lessee has delivered to Lessor written request therefore, together with the name and address of any such beneficiary or mortgagee) contemporaneously with the furnishing of such notices to Lessee, and in the event Lessee shall fail to cure such default or defaults within the time allowed above, said beneficiary or mortgagee shall be afforded the right to cure such default at any time within fifteen (15) days following the expiration of the period within which Lessee may cure such default, provided, however, Lessor shall not be required to furnish any further notice of default to said beneficiary or mortgagee.

      In the event of the termination of this Lease pursuant to the provisions of this Paragraph, Lessor shall have any rights to which it would be entitled in the event of the expiration or sooner termination of this Lease under the provisions of Paragraph 6.

      Notwithstanding the foregoing, should a default not be cured within the grace periods referred to above, said Lease shall nevertheless not be terminated as to said beneficiary or mortgagee unless the Lessor first legally offers in writing to enter into a valid Lease with said offer in writing within (30) days after it is made, and such new Lease is entered into as a condition concurrent to such termination, for the then balance of the term of this Lease and otherwise with the same terms, conditions and priority as this Lease, provided the mortgagee or beneficiary promptly cures all then existing defaults under this Lease when and to the extent it is able to cure them. Such new Lease may be entered into even though possession of the leased premises has not been surrendered by the defaulting lessee, and, in such event, the Lessor shall proceed, unless legally restrained, promptly to obtain possession of the leased premises and to deliver possession to said mortgagee or beneficiary as soon as the same is obtained. Should the mortgagee or beneficiary fail to accept said offer in writing within said thirty (30) day period, or having so accepted said offer should it fail promptly to cure all existing defaults under this Lease when and to the extent it is able to cure them, then such termination shall also be effective as to said mortgagee or beneficiary.

21. HOLD HARMLESS: Lessor, and its agents, officers, and employees shall, to the full extent allowed by law, be held by Lessee free and harmless from and indemnified against any liability pertaining to or arising out of the use and operation of the premises by Lessee and any costs or expenses incurred on account of any claim or claims therefor, including reasonable attorney's fees. Nothing herein is intended to exculpate Lessor from its sole active negligence or willful misconduct.

25. INSURANCE: Lessee shall maintain insurance acceptable to Lessor in full force and effect throughout the term of this Lease. The policies for said insurance shall, as a minimum, provide the following:

      (a)   Forms of Coverage

            (1) "OCCURRENCE" form Commercial General Liability covering the leased premises, operations and contractual liability assumed by Lessee in this Lease in the amount of not less than Two Million Dollars ($2,000,000) combined single limit per occurrence for bodily injury, personal injury and property damage. Either the general aggregate limit shall apply separately to this location or the general aggregate limit shall be twice the required occurrence limit.

            If alcoholic beverages are served or sold on the leased premises, Liquor Liability coverage in the amount of not less than One Million Dollars ($1,000,000) shall be obtained.

            (2) Fire and Extended Coverage, including water damage and debris cleanup provisions in an amount not less than ninety percent (90%) of full replacement value of all improvements located within the leased premises. The fire and extended coverage policies shall be endorsed to state that any insurance proceeds in excess of Twenty-Five Thousand Dollars ($25,000) resulting from a loss under said policies shall be payable jointly to Lessor and Lessee in order that said proceeds will be reinvested in rebuilding and/or repairing the damaged portions of the leased premises; provided, however, that within the period during which there is in existence a mortgage or deed of trust upon the leasehold given by Lessee with the prior consent of Lessor, then and for that period all fire and extended coverage policies shall be made payable jointly to the mortgagee or beneficiary and Lessee, and any proceeds collected therefrom shall be held by said mortgagee or beneficiary for the following purposes:

            (i) As a trust fund to pay for the reconstruction, repair, or replacement of the damaged or destroyed improvements in kind and scope in progress payments as the work is performed with any excess remaining after completion of said work to be retained by said mortgagee or beneficiary and applied to reduction of the debt secured by such mortgage or deed of trust and with any excess remaining after full payment of said debt to be paid over to Lessee; or

            (ii) In the event that this Lease is terminated with consent of both Lessor and mortgagee or beneficiary and said improvements are not reconstructed, repaired, or replaced, the insurance proceeds shall be retained, without liability, by said mortgagee or beneficiary to the extent necessary to fully discharge the debt secured by said mortgage or deed of trust and said mortgagee or beneficiary shall hold the balance thereof to restore the leased premises to a neat and clean condition and then for Lessor and Lessee as their interests may appear.

            (3) Pollution Liability for Underground Storage Tanks. Due to operation of underground storage tanks, Lessee is required to comply with Subpart H of 40 CFR (Code of Federal Regulations) or Title 23, Division 3, Chapter 18 of California Code of Regulations (collectively, "applicable UST law"). At the time Lessee is required to comply with any provisions of applicable UST law requiring financial assurance mechanisms, Lessee shall provide Lessor with a certified copy of its Certification of Financial Responsibility. If Lessee's program for financial responsibility includes insurance, then Lessee's policy(ies) shall name Lessor, its officers, officials and employees as additional insureds, and, all other terms of Section (b), below, shall apply. Any time Lessee changes its financial assurance mechanisms, Lessee shall provide Lessor with a certified copy of its revised Certification of Financial Responsibility.

      (b)   General Requirements

            (1) All required insurance shall be in force the first day of the term of this Lease. The cost of all required insurance shall be borne by Lessee. Certificates in a form acceptable to Lessor evidencing the existence of the necessary insurance policies, and original endorsements effecting coverage required by this clause, shall be kept on file with Lessor during the entire term of this Lease. The certificates and endorsements for each insurance policy are to be signed by a person authorized by that insurer to bind coverage on its behalf. The Lessor reserves the right to require complete, certified copies of all required policies at any time.

            (2) All liability insurance policies will name, or be endorsed to name, Lessor, its officers, officials and employees as additional insureds and protect Lessor, its officers, officials and employees against any legal costs in defending claims. All insurance policies will be endorsed to state that coverage will not be suspended, voided, cancelled, reduced in coverage or in limits except after thirty (30) days' prior written notice by certified mail, return receipt requested has been given to the Lessor. All insurance policies will be endorsed to state that Lessee's insurance is primary and not excess or contributory to any insurance issued in the name of Lessor. And, all insurance companies must be satisfactory to Lessor.

            (3) Any deductibles or self-insured retentions must be declared and acceptable to the Lessor. If the deductibles or self-insured retentions are unacceptable to the Lessor, the Lessee shall have the option of either: reducing or eliminating such deductibles or self-insured retentions as respects the Lessor, its officers, officials, and employees; or, procuring a bond guaranteeing payment of losses and related investigations, claim administration and defense expenses.

            (4) Lessor shall retain the right at any time to review the coverage, form, and amount of the insurance required hereby. If, in the opinion of Lessor, the insurance provisions in this Lease do not provide adequate protection for Lessor and/or for members of the public using the leased premises, Lessor may require Lessee to obtain insurance sufficient in coverage, form and amount to provide adequate protection. Lessor's requirements shall be reasonable but shall be designed to assure protection from and against the kind and extent of risk which exist at the time a change in insurance is required.

            (5) Lessor shall notify Lessee in writing of changes in the insurance requirements. With respect to changes in insurance requirements that are available from Lessee's then existing insurance carrier, Lessee shall deposit certificates evidencing acceptable insurance policies with Lessor incorporating such changes within sixty (60) days of receipt of such notice. With respect to changes in insurance requirements that are not available from Lessee's then existing insurance carrier, Lessee shall deposit certificates evidencing acceptable insurance policies with Lessor, incorporating such changes within one hundred twenty (120) days of receipt of such notice. In the event Lessee fails to deposit insurance certificates as required herein, this Lease shall be in default without further notice to Lessee, and Lessor shall be entitled to all legal remedies.

            (6) If Lessee fails or refuses to maintain insurance as required in this Lease, or fails to provide proof of insurance, Lessor has the right to declare this Lease in default without further notice to Lessee and Lessor shall be entitled to exercise all legal remedies.

            (7) The procuring of such required policies of insurance shall not be construed to limit Lessee's liability hereunder, nor to fulfill the indemnification provisions and requirements of this Lease. Notwithstanding said policies of insurance, Lessee shall be obligated for the full and total amount of any damage, injury, or loss caused by negligence or neglect connected with this Lease or with the use or occupancy of the leased premises.

            (8) Lessee agrees not to use the leased premises in any manner, even if use is for purposes stated herein, that will result in the cancellation of any insurance Lessor may have on the leased premises or on adjacent premises, or that will cause cancellation of any other insurance coverage for the leased premises or adjoining premises. Lessee further agrees not to keep on the leased premises or permit to be kept, used, or sold thereon, anything prohibited by any fire or other insurance policy covering the leased premises. Lessee shall, at its sole expense, comply with any and all requirements, in regard to the leased premises, of any insurance organization necessary for maintaining fire and other insurance coverage at reasonable cost.

40. EQUAL EMPLOYMENT OPPORTUNITY AND NON-DISCRIMINATION: Lessee agrees to comply with Title VII of the Civil Rights Act of 1964, as amended, the

      California Constitution, the California Fair Employment and Housing Act and any other applicable Federal, State or local laws and regulations now existing or hereinafter enacted, requiring equal employment opportunities or prohibiting discrimination, including without limitation, laws and regulations prohibiting discrimination because of race, color, ancestry or national origin, religion, age, sex or disability. Upon reasonable notice, Lessee shall make available for inspection and copying all of its records relevant to compliance with this provision.

      Lessee's compliance with the equal employment opportunity provisions of this Lease is an express condition hereof and any failure by Lessee to so comply and perform shall be a default as provided in said Lease and Lessor may exercise any right as provided therein and as otherwise provided by law.

44. HAZARDOUS MATERIALS: Lessee shall comply with all laws regarding hazardous substances, materials or wastes, or petroleum products or fraction thereof (herein collectively referred to as "Contaminants") relative to occupancy and use of the leased premises. Lessee shall be liable and responsible for any Contaminants arising out of the occupancy or use of the leased premises by Lessee. Such liability and responsibility shall include, but not be limited to, (i) removal from the leased premises any such Contaminants; (ii) removal from any area outside the leased premises, including but not limited to surface and groundwater, any such Contaminants generated as part of the operations on the leased premises;
      (iii) damages to persons, property and the leased premises; (iv) all claims resulting from those damages; (v) fines imposed by any governmental agency, and (vi) any other liability as provided by law. Lessee shall defend, indemnify and hold harmless the Lessor, its officials, officers, agents, and employees from any and all such responsibilities, damages, claims, fines, liabilities, including without limitation any costs, expenses and attorney's fees therefor. Lessor shall have a direct right of action against Lessee even if no third party has asserted a claim. Furthermore, Lessor shall have the right to assign said indemnity.

      If Lessee has in the past or continues to use, dispose, generate, or store Contaminants on the leased premises, Lessor, or its designated representatives, at Lessor's sole discretion, may at any time during the term of this Lease, enter upon the leased premises and make any inspections, tests or measurements Lessor deems necessary in order to determine if a release of Contaminants has occurred. Lessor shall give Lessee a minimum of twenty-four (24) hours' notice in writing prior to conducting any inspections or tests, unless, in Lessor's sole judgment, circumstances require otherwise, and such tests shall be conducted in a manner so as to attempt to minimize any inconvenience and disruption to Lessee's operations. If such tests indicate a release of Contaminants, then Lessor, at Lessor's sole discretion, may require Lessee, at Lessee's sole expense, and at any time during the term of this Lease, to have tests for such Contaminants conducted by a qualified party or parties on the leased premises. If Lessor has reason to believe that any Contaminants that originated from a release on the leased premises have contaminated any area outside the leased premises, including but not limited to surface and groundwater, then Lessor, at Lessor's sole discretion, may require Lessee, at Lessee's sole expense, and at any time during the term of this Lease, to have tests for such Contaminants conducted by a qualified party or parties on said area outside the leased premises.

      The tests conducted by Lessee's qualified party shall include, but not be limited to, applicable comprehensive soil, emission, or groundwater sampling test or other procedures to determine any actual or possible contamination. Lessee shall expeditiously, but no longer than thirty (30) days after Lessor's request for such release. Lessee will be responsible for all fees and costs related to the unauthorized release of Contaminants including but not limited to investigative, surface and groundwater cleanup, and expert and agency fees. Lessee shall maintain evidence of financial responsibility for taking corrective action and for compensating third parties for bodily injury and property damage caused by a release from the underground tank system. Lessee further agrees to be responsible for maintenance and repair of the storage tanks, obtaining tank permits, filing a business plan with HMMD or other responsible agency and for paying underground storage tank fees, permit fees, and other regulatory agency fees relating to underground storage tanks.

      Lessee agrees to keep complete and accurate records on the leased premises for a period of not less than thirty-six (36) months from the applicable events, including, but not limited to permit applications, monitoring, testing, equipment installation, repairing and closure of the underground storage tanks, and any unauthorized releases of Contaminants and make such records available for Lessor or responsible agency inspection. Lessee further agrees to include a copy of Health and Safety Code, Chapter 6.7,
      Section 25299, as part of any agreement between Lessee and any Operator of such underground storage tanks.

      Furthermore, Lessee shall be responsible for compliance with all other laws and regulations presently existing or hereinafter enacted applicable to underground storage tanks, including without limitation any such laws and regulations which alter any of the above requirements.

45. UNDERGROUND STORAGE TANKS: In the event any underground storage tanks are located on the leased premises or hereinafter placed on the leased premises by any party during the term or extension of this Lease, Lessee shall be responsible for tank monitoring of all such underground storage tanks as required by the County of San Diego Hazardous Material Management Division (HMMD) or any other responsible agency. Lessee further agrees to take responsibility for reporting unauthorized releases to HMMD and the Lessor within twenty-four (24) hours of such unauthorized including but not limited to, investigative, surface and groundwater cleanup, expert and agency fees.

46. ABOVEGROUND STORAGE TANKS: Lessee shall be responsible for any aboveground storage tanks on the leased premises. Lessee shall, in accordance with this Lease and applicable laws and regulations, secure and pay for all necessary permits and approvals, prepare a spill prevention control counter measure plan and conduct periodic inspections to ensure compliance therewith, including conformance with the latest version of said laws and regulations. In addition, Lessee shall maintain and repair said tanks and conform and comply with all other applicable laws and regulations for aboveground storage tanks, including without limitation all of the requirements of Health & Safety Code, Sections 25270 through 25170.13 as presently existing or as hereinafter amended, including without limitation conducting daily visual inspection of said tanks, allowing the San Diego Regional Water Quality Control Board, the Lessor, or responsible agency, to conduct periodic inspections and complying with valid orders of said Board, filing the required storage tank statement and payment of the fee therefor, establishing and maintaining the required monitoring program and systems, reporting spills as required, and payment of lawfully imposed penalties as provided therein and as otherwise provided by law. The Lessee shall be responsible for all costs associated with an unauthorized release from such tanks, tests, furnish to Lessor the results of said tests, sampling plans, and analysis thereof identifying any Contaminants which exceed then applicable levels permitted by federal, state, or local laws. Lessee shall report such contamination to the Lessor within seventy-two (72) hours and shall diligently proceed to identify the extent of contamination, how it will be remediated, when it will be remediated, by whom, and the cost of such remediation.

                           ABSTRACT OF LEASE AMENDMENT

B. ABSTRACT OF LEASE AMENDMENT NO. 2: This is the final paragraph and abstract of Lease Amendment No. 2, dated __November 18th, 1997____, between SAN DIEGO UNIFIED PORT DISTRICT, Lessor, and SOUTHWEST MARINE, INC., Lessee, concerning the premises described in Exhibits "A" and "B", attached hereto and by this reference made a part hereof.

For good and adequate consideration, Lessor leases the premises to Lessee, and Lessee hires them from Lessor, for the term and on the provisions contained in Lease dated September 17, 1979, Lease* Amendment No. 1 dated April 23, 1985, and this Lease Amendment No. 2, including, without limitation, provisions prohibiting assignment, subleasing, and encumbering the leasehold without the express written consent of Lessor in each instance, all as more specifically set forth in said Lease and said Amendments, which are incorporated in this abstract by this reference.

The term is fifty (50) years beginning September 1, 1984, and ending on August 31, 2034. This Lease Amendment No. 2 shall become effective as of December 1, 1997.

This abstract is not a complete summary of the Lease Amendment. Provisions in the abstract shall not be used in interpreting the Lease Amendment provisions. In the event of conflict between the abstract and other parts of the Lease Amendment, the other parts shall control. Execution hereof constitutes execution of the Lease Amendment itself.

DATED: __November 24th, 1997____

Port Attorney                          SAN DIEGO UNIFIED PORT DISTRICT


By: /s/ S. Mason                       By:  /s/ Wayne Lindquist
    --------------------------            --------------------------------


                                       SOUTHWEST MARINE, INC.


                                       By:  /s/ Arthur Engel
                                          --------------------------------
                                          Title: Chief Executive Officer


*Please Note: Original Lease was recorded as Document #79-390699.

                (APPROVED SAN DIEGO UNIFIED PORT DISTRICT FORMAT)


                       ASSIGNMENT OF LESSEE'S INTEREST IN
                           LEASE FOR SECURITY PURPOSES


      THIS ASSIGNMENT, made and entered into this 18th day of November, 1997, between Southwest Marine, Inc., a California corporation (hereinafter called "Assignor"), and Credit Lyonnais New York Branch, as Agent for the Lenders, and the Issuing Bank under the Credit Agreement dated at or about November 25, 1997 (hereinafter called "Assignee").

                                   WITNESSETH:

1. FOR VALUE RECEIVED, Assignor hereby grants, transfers, sets over, and assigns to Assignee as collateral security for the obligations described in
Section 2 below the entire Lessee's interest in and to the following described
Lease:

      The San Diego Unified Port District, a Public corporation, is the Lessor and Assignor is the Lessee in a Lease dated September 17, 1979, as amended by Amendment No. 1 dated April 23, 1985, a copy of which is on file in the office of the Clerk of the San Diego Unified Port District bearing Document No. 12223. Said Lease is for a period of 50 years, commencing September 1, 1984, and ending August 31, 2034, unless sooner terminated as provided in the Lease. The property covered by said Lease is described on attached Exhibit "A-4":

Together with but subject to the terms, covenants, and conditions herein, all right, power, and authority of Assignor to alter, modify, or change the terms of said Lease, or to surrender, cancel, or terminate the same without the prior written consent of the Assignee; and

Together with but subject to the terms, covenants, and conditions herein all rents, income, and profits arising from said lease and renewals thereof, if any, and all rents, income, and profits due to or to become due from the premises hereinafter described and from all subleases which are not in existence or which may be executed in the future during the term of this Assignment, and the Assignor's interest in any subleases which may be made hereafter and affecting the premises described in attached Exhibit "A-4".

2. This Assignment is made to secure (a) payment of the principal sum of up to One Hundred Million Dollars ($100,000,000) evidenced by promissory notes (including any extensions or renewals thereof) made by Assignor pursuant to the Credit Agreement referred to above, as amended from time to time, plus interest and charges thereon; (b) payment of all other sums with interest, becoming due and payable to Assignee under this Assignment; (c) payment of all other debts, obligations, or liabilities, now existing or hereafter arising, absolute, or contingent, provided that funds advanced, whether the initial loan or extensions or renewals, be used solely for the development and operations of the premises covered by the Lease; and (d) payment of all obligations and performance of all acts provided for in the Loan Documents (as defined in the Credit Agreement).

3.    To protect the security of this Assignment,

      A. Assignor warrants (1) that Assignor is the sole owner of the entire Lessee's interest in said Lease; (2) that said Lease is valid and enforceable and has not been altered, modified, or amended in any manner whatsoever, except for that which Assignee has actual knowledge; and (3) that Assignor is not in default under any of the terms, covenants, or conditions of said Lease.

      B. Assignor agrees that Assignee shall not be liable for the payment of rent or the performance of any obligations undertaken by the Assignor in connection with the Lease so long as Assignee has not entered into possession of the property covered thereby.

      C. Assignor agrees to perform and discharge each and every obligation, covenant, and agreement herein and any other obligation, covenant, or agreement of Assignor to Assignee.

      D. Assignor agrees to observe and perform all of the obligations imposed upon the Lessee in said Lease and not to do or permit to be done anything to impair the security thereof; not to collect any of the rent, income, and profits arising or accruing from the premises hereinbefore described in advance of the time when the same shall become due; not to discount any future accruing rentals, profits, or issues; not to execute any other Assignment of Lease or Assignment of Rentals, issues, and profits of said premises; and not to alter, modify, or change the terms of the aforesaid Lease or surrender, cancel, or terminate the same without the prior consent of Assignee.

4. The happening of any of the following events shall constitute a default by Assignor under this Agreement; (a) failure by Assignor to keep or perform any of the terms or provisions of said Lease or an Event of Default under the Credit Agreement; (b) failure by Assignor in the payment of the principal, interest, charges, as other indebtedness, debts or obligations secured by this Assignment;
(c) the levy of any attachment, execution, or other process against Assignor, or against the Lessee's interest in said Lease; (d) the insolvency, dissolution, commission of any act of bankruptcy, assignment for the benefit of creditors; or the filing of any petition in bankruptcy or for any other relief under the provisions of the Federal Bankruptcy Act.

5. Subject to the rights of Lessor as set forth in said Lease, including without limitation the payment of rent to Lessor as it becomes due, upon or at any time after default by Assignor, as set forth above, Assignee may, without in any way waiving such default, at its option, upon filing written notice thereof with Lessor, do any or all of the following:

      A. Without notice and without regard to the adequacy of the security, with or without bringing any action or proceedings, or with or without a Receiver appointed by a court, take possession of the leased premises after first assuming in writing to Lessor all obligations of the Lessee under said Lease and have, hold, manage, sublease, and operate the same subject to all terms, conditions, and covenants of said Lease and on such terms for such period of time as the Assignee may deem proper, and may collect and receive all rents issues, and profits of the premises, with full power to make from time to time all alterations, renovations, repairs, or replacements thereto as may seem proper to Assignee and to apply such rents, issues, and profits to the payment of the cost of all such alterations, renovations, repairs, and replacements and expenses incident to taking and retaining possession of the property and the management and operation thereof, and keeping the same properly insured, all taxes, charges, claims, assessments, rents, and any other liens which may be prior in lien or payment to the debt, and premiums for said insurance, with interest on all such items, and the indebtedness secured hereby together with all costs and attorney fees, in such order of priority as to any of such items, as Assignee in its sole discretion may determine, except that payment of rents due under said Lease shall have first priority.

      B. Sell said Leasehold for cash or upon such terms as it may elect, subject to prior written consent of said Lessor and without demand upon Assignor by any officer or agent of Assignee authorized thereto by Assignee or by law and apply the proceeds of said sale to payment of costs of sale, to any rents due under said Lease, and to the indebtedness secured by this Assignment in such order as determined by Assignee, except that payment of rents due under said Lease shall have first priority.

      C. With or without taking possession of said leasehold, demand, sue for, or otherwise collect the indebtedness secured hereby, with or without resorting to any other security of any nature whatsoever held by Assignee.

      D.    Pursue all other remedies provided for by law.

By accepting this assignment, Assignee agrees that if it shall upon any such default or breach exercise its option herein and if such default or breach shall be remedied and all necessary charges and expenses incurred by reason thereof paid, the parties hereto shall each be restored to and reinstated in their respective rights and estates as if a default or breach had not occurred. Assignor shall thereupon hold said premises as if the Assignee had not exercised any option hereunder; but nothing hereinbefore contained shall impair any right of Assignee consequent upon any subsequent breach.

6. Assignor hereby waives any right to require Assignee to (a) proceed against any person, (b) proceed against or exhaust any security including this Assignment, or (c) pursue any other remedy in Assignee's power.

7. Assignee may, without notice to Assignor, pay any or all taxes, assessments, encumbrances, or claims upon, or against, said leasehold property, defend and prosecute all suits concerning it and do all things necessary for the protection, preservation, and management thereof, including payment of any amounts which may be due the Lessor thereof. Assignor agrees to repay to Assignee all cost and expense so incurred, and the same shall be payable and secured hereunder in like manner as other advances. Assignee is hereby made sole judge of the legality or necessity of making any such payments or incurring any such cost or expense.

8. Assignee shall not be obligated to perform or discharge nor does it hereby undertake to perform or discharge, any obligation, duty, or liability under said Lease, or under or by reason of this Assignment, and Assignor shall and does hereby agree to indemnify Assignee for and to hold Assignee harmless of and from any and all liability, loss, or damage which it may or might incur under said Lease or under or by reason of this Assignment and of and from any and all alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in said Lease. Should Assignee incur any such liability, loss, or damage under said Lease or under or by reason of this Assignment, or in the defense of any such claims or demands, the amount thereof, including costs, expenses, and reasonable attorney's fees, shall be secured hereby, and Assignor shall reimburse Assignee therefor immediately upon demand, and upon the failure of Assignor so to do Assignee may declare all sums secured hereby immediately due and payable.

9. Assignee may take or release other security, may release any part primarily or secondarily liable for any indebtedness secured hereby, may grant extensions, renewals, or indulgences with respect to such indebtedness, and may apply any other security therefor held by it to the satisfaction of such indebtedness without prejudice to any of its rights hereunder.

10. Nothing herein contained and no act done or omitted by Assignee pursuant to the powers and rights granted it herein shall be deemed to be a waiver of Assignee of its rights and remedies under said note, but this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by Assignee under the terms thereof. The right of Assignee to collect said indebtedness and to enforce any other security thereof owned by it may be exercised by Assignee either prior to, simultaneously with, or subsequent to any action taken by it hereunder.

11. Any assignment, transfer, or sale of any or all of the leasehold herein shall be subject to the prior written consent of Lessor. In the event of any such sale, Assignee shall, in its own name, execute an assignment to the purchaser conveying the leasehold so sold, the recitals in which shall be conclusive proof of the truthfulness thereof, which assignment shall convey all right, title, and interest of Assignor in and to said leasehold free of all equity or right of redemption in any person whomsoever; provided, however, Assignee may purchase at any such sale, without the prior consent of Lessor, and further provided that there shall be no subsequent assignment or sublease of any or all of the leasehold without the prior express written consent of Lessor. The decision of the Board of Port Commissioners of Lessor as to said subsequent assignment or sublease shall be final. During said sale, Assignee, its officers, or agents, may refuse to accept any bid and may withdraw said leasehold from sale at any time, and may postpone any sale as often as it desires without notice.

12. Upon the payment in full of all indebtedness secured hereby, this Assignment shall become and be void and of no effect, but the affidavit, certificate, letter, or statement of any officer, supervisor, or attorney of Assignee showing any part of said indebtedness to remain unpaid shall be and constitute conclusive evidence of the validity, effectiveness, and continuing force of this Assignment and any person may and is hereby authorized to rely thereon.

13. The term "Lease" as used herein means the Lease hereby assigned or any extension or renewal thereof, and any Lease subsequently executed by Assignor covering the demised premises above-described or any part thereof. In the Assignment, whenever the content so requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural and conversely. All obligations of each Assignor hereunder are joint and several.

14. This assignment is binding upon and inures to the benefit of Assignee or subsequent Assignee or successor who obtains the prior written consent to Lessor to be substituted as Assignee under this agreement. The decision of the Board of Port Commissioners of Lessor as to said subsequent Assignee or successor shall be final.

15. This Assignment supersedes and cancels any and all previous assignments in favor of assignee.

IN WITNESS WHEREOF, this Assignment has been duly signed, sealed, acknowledged, and delivered by Assignor the day and year first above written, subject to obtaining the consent of Lessor which shall be evidenced by Resolution adopted by the Lessor's Board of Port Commissioners.



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
                                    ASSIGNOR


                                    By: /s/ Raymond Whiteman
                                        -----------------------------------
                                           Title:


                                    ASSIGNEE


                                    By: /s/ Attila Koc
                                        -----------------------------------
                                           Title:












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